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Rockingham Promoter Agreement
July 3, 2000
Final Contract


                                   CART, INC.

                      OFFICIAL ORGANIZER/PROMOTER AGREEMENT

                               ROCKINGHAM, ENGLAND

                                 FINAL CONTRACT
                                  July 3, 2000


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Rockingham Promoter Agreement
July 3, 2000
Final Contract



                                   CART, INC.
                      OFFICIAL ORGANIZER/PROMOTER AGREEMENT



The undersigned hereby applies for the right to conduct a FedEx Championship Series (herein sometimes referred to as "the Series") race Competition sanctioned or co-sanctioned by CART, Inc.("CART"), upon the following terms and conditions. It is understood that this is an application only until accepted and approved by CART in writing and that this Competition shall not be advertised or communicated to the public, press or any other media or business arrangement as having been approved by CART until this application has been so approved and until an official sanction has been granted by CART.


1.       Track:                             Rockingham Motor Speedway
         Location:                          Rockingham, England
         Organizer/Promoter:                Rockingham
         Address:                           P.O. Box 500
                                            Corby NN17 5RR England
         Telephone:                         01536 500 500
         Facsimile:                         01536 500 555
         E-mail Address:
         Race Distance:                     up to 500K
         Track Length and Type:             Oval
         Postponed Date:                    Next Day (Sunday)


DEFINITIONS:

2.       A.       The term "Competition" as used herein means the annual Champ
                  Car race(s) designated in this Agreement, as well as all time trials, practice runs and rain or postponed dates related thereto.

         B. The term "Event" as used herein means the Competition(s) as well as any other race(s), race-related activities or any other activities associated with the Competition(s), as approved by CART hereunder.

         C. The terms "Dollars" and "$" refer to the lawful currency of the United States of America.

         D. References in this Agreement to "FedEx" shall be to Federal Express Corporation, and/or (where applicable) any successor or additional Series title or co-title sponsor.


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Rockingham Promoter Agreement
July 3, 2000
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3.       A.       Subject to compliance with all the terms and conditions set forth in this Agreement, Organizer/Promoter shall have the exclusive rights to organize, promote and conduct a FedEx Championship Series race Competition in United Kingdom and Ireland in the following year(s): 2001-2006.

         B. Organizer/Promoter and CART will mutually agree as to the date for each race hereunder. The parties agree that they will exercise reasonable efforts to schedule the races during the same weekend each year and acknowledge the desirability of such date equity. If, however, due to television and scheduling conflicts, in CART's sole discretion it becomes necessary to schedule a race for a different weekend, CART will exercise reasonable efforts to notify Organizer/Promoter six (6) months before the date of the rescheduled race.

         C. Organizer/Promoter agrees not to organize, promote, conduct, authorize or permit the staging of any other major motor racing event(s) at the track(s) designated hereinabove, without the written approval of CART, within Fourteen (14) days preceding or Seven (7) days following any Competition.

         D. The parties shall have an exclusive reciprocal right of first negotiation for the extension of this Agreement beyond the Events covered hereunder, through a six (6) month reasonable period of good faith negotiation, beginning on June 1, 2004; provided, however, that should the parties not have agreed to an extension hereunder by the end of such six (6) month period, CART shall have the right to negotiate for a substitute agreement and the Organizer/Promoter shall have the right of first refusal to meet the terms of any proposed substitute agreement negotiated by CART through a period which terminates twelve (12) months prior to the last Event under this Agreement. If Organizer/Promoter exercises its right of first refusal under this paragraph 3.D, then the terms of the proposed substitute agreement shall be the terms of the extension agreement hereunder.

4. The total Organization and Rights Fee payable for the 2001 Competition shall be Four Million ($4,000,000.00) Dollars and shall be paid to CART as follows:

         A. Fifteen (15%) percent, or Six Hundred Thousand ($600,000.00) Dollars by January 1, 2001.

         B. Thirty-five (35%) percent, or One Million, Four Hundred Thousand ($1,400,000.00) Dollars not later than three (3) months prior to the date of the race.


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Rockingham Promoter Agreement
July 3, 2000
Final Contract


         C. The balance due of Two Million ($2,000,000.00) Dollars not later than thirty (30) days prior to the date of the race.


5. The total Organization and Rights Fee payable for the 2002 Competition shall be Four Million Two Hundred Thousand ($4,200,000.00) Dollars and shall be paid to CART as follows:

         A. Fifteen (15%) percent, or Six Hundred Thirty Thousand ($630,000.00) Dollars by January 1, 2002.

         B. Thirty-five (35%) percent, or One Million Four Hundred Seventy Thousand ($1,470,000.00) Dollars not later than three (3) months prior to the date of the race.

         C. The balance due of Two Million One Hundred Thousand ($2,100,000.00) Dollars not later than thirty (30) days prior to the date of the race.

6. The total Organization and Rights Fee payable for the 2003 Competition shall be Four Million Four Hundred Ten Thousand ($4,410,000.00) Dollars and shall be paid to CART as follows:

         A. Fifteen (15%) percent, or Six Hundred Sixty-One Thousand Five Hundred ($661,500.00) Dollars by January 1, 2003.

         B. Thirty-five (35%) percent, or One Million Five Hundred Forty-Three Thousand Five Hundred ($1,543,500.00) Dollars not later than three (3) months prior to the date of the race.

         C. The balance due of Two Million Two Hundred Five Thousand ($2,205,000.00) Dollars not later than thirty (30) days prior to the date of the race.

7. The total Organization and Rights Fee payable for the 2004 Competition shall be Four Million Six Hundred Thirty Thousand Five Hundred ($4,630,500.00) Dollars and shall be paid to CART as follows:

         A. Fifteen (15%) percent, or Six Hundred Ninety-Four Thousand Five Hundred Seventy-Five ($694,575.00) Dollars by January 1, 2004.

         B. Thirty-five (35%) percent, or One Million Six Hundred Twenty Thousand Six Hundred Seventy-Five ($1,620,675.00) Dollars not later than three (3) months prior to the date of the race.


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Rockingham Promoter Agreement
July 3, 2000
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         C.       The balance due of Two Million Three Hundred Fifteen Thousand
                  Two Hundred Fifty ($2,315,250.00) Dollars not later than thirty (30) days prior to the date of the race.


8. The total Organization and Rights Fee payable for the 2005 Competition shall be Four Million Eight Hundred Sixty-Two Thousand Twenty-Five ($4,862,025.00) Dollars and shall be paid to CART as follows:

         A. Fifteen (15%) percent, or Seven Hundred Twenty-Nine Thousand Three Hundred Three Dollars and Seventy-Five ($729,303.75) Cents by January 1, 2005.

         B. Thirty-five (35%) percent, or One Million Seven Hundred One Thousand Seven Hundred Eight Dollars and Seventy-Five ($1,701,708.75) Cents not later than three (3) months prior to the date of the race.

         C. The balance due of Two Million Four Hundred Thirty-One Thousand Twelve Dollars and Fifty ($2,431,012.50) Cents not later than thirty (30) days prior to the date of the race.

9. The total Organization and Rights Fee payable for the 2006 Competition shall be Five Million Three Hundred Forty-Eight Thousand Two Hundred Twenty-Seven ($5,348,227.00) Dollars and shall be paid to CART as follows:

         A. Fifteen (15%) percent, or Eight Hundred Two Thousand Two Hundred Thirty-Four Dollars and Five ($802,234.05) Cents by January 1, 2006.

         B. Thirty-five (35%) percent, or One Million Eight Hundred Seventy-One Thousand Eight Hundred Seventy-Nine Dollars and Forty-Five ($1,871,879.45) Cents not later than three (3) months prior to the date of the race.

         C. The balance due of Two Million Six Hundred Seventy-Four Thousand One Hundred Thirteen Dollars and Fifty
                  ($2,674,113.50) Cents not later than thirty (30) days prior to the date of the race.

10.      A.       Organizer/Promoter expressly understands and agrees that said
                  Organization and Rights Fees are intended to be net and are non-refundable except as expressly provided in this Agreement.
                  If said Organization and Rights Fees are not paid to CART in the manner and by the time provided above, CART shall have the option to declare this Agreement terminated after a fourteen
                  (14) day notice of


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Rockingham Promoter Agreement
July 3, 2000
Final Contract


                  default/opportunity to cure, in which circumstance CART will be relieved from any further liability or responsibility hereunder, and in addition, Organizer/Promoter shall forthwith pay to CART and CART shall be entitled to enforce collection of the total amount required under this Agreement for the Competition for which such fees are not paid and for the following year's Competition as liquidated damages, together with all reasonable costs incurred by CART in connection therewith, including reasonable attorney fees, and interest at the rate of twelve (12%) percent per annum. Upon receipt in full of the amounts specified in this Paragraph, CART acknowledges that the receipt of said sums shall be CART's sole and exclusive remedy in the event CART terminates this Agreement as provided in this Paragraph. Organizer/Promoter shall be responsible for payment of any taxes assessed by any taxing authority on the Organization and Rights Fees and/or any withholding requirements based on the distribution of same to the teams. Any such tax liability shall be in addition to the Organization and Rights Fees payable hereunder. In no event will Organizer/Promoter be responsible for any U.S. taxes imposed by any taxing authority on the income of CART.


11. Organizer/Promoter shall not be responsible for any purse distribution whatsoever in respect to a Competition. CART must approve any and all awards given in conjunction with a Competition and/or for the FedEx Championship Series or any other CART sanctioned activity. Organizer/Promoter agrees to provide driver and owner trophies in recognition and representative of the achievements of at least the first three (3) finishing positions in each Competition.


12.      A.       CART shall be responsible for providing not less than twenty
                  (20) entrants for each Competition. CART will make reasonable efforts to notify Organizer/Promoter 30 days prior to an event if there are fewer than twenty (20) entrants. If CART is unable to provide twenty (20) entrants for any Competition, Organizer/Promoter shall be entitled to a pro rata refund of the Organization and Rights Fee. Alternatively,
                  Organizer/Promoter shall have the right to cancel such Competition, providing that Organizer/Promoter first informs
                  CART in writing of such intent, and provided further that twenty (20) entries have not been received within seven (7) days after receipt by CART of such notice. If
                  Organizer/Promoter under these circumstances exercises this cancellation right, CART will reimburse Organizer/Promoter for the portion of the Organization and Rights Fee theretofore paid for such Competition.

         B. Either party hereto shall have the right to cancel a Competition due to a "force majeure" which makes it impossible to hold a Competition. "Force majeure" shall mean any event or circumstances (whether arising from


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Rockingham Promoter Agreement
July 3, 2000
Final Contract


                  natural causes, human or governmental agency or otherwise) beyond the control of the parties including by way of illustration, but not by way of limitation, civil strife, war, flood, fire, or acts of God. If there is an unexpected cancellation due to a "force majeure", Organizer/Promoter will be entitled to the return of the portion of the Organization and Rights Fee theretofore paid, except that Organizer/Promoter agrees that CART may retain a sum equivalent to the necessary expenses reasonably incurred by CART and its teams in preparing for such Competition, which expenses shall be mutually agreed by the parties provided, however, that if the parties are unable to agree informally as to the amount of such expenses, such dispute shall be submitted to binding arbitration and the result of such arbitration shall be enforceable by any court having jurisdiction.

         C. If Organizer/Promoter cancels or fails to stage a Competition for any reason other than those mentioned within this Paragraph, Organizer/Promoter shall forthwith pay to CART and CART shall be entitled to enforce collection of the total amount required under this Agreement for the Competition that was not held and the following year's Competition as liquidated damages, together with all costs incurred by CART in connection therewith, including reasonable attorney fees, and interest at the rate of twelve (12%) percent per annum. Upon receipt in full of the amounts specified in this Paragraph, CART acknowledges that the receipt of said sums shall be CART's sole and exclusive remedy in the event Organizer/Promoter cancels or fails to stage a Competition.


13. Except as expressly provided herein, Organizer/Promoter owns and shall have exclusive control over all commercial rights to each Event including by way of illustration, but not by way of limitation, the right to sell and receive all the proceeds from Event sponsorships, signage, admission tickets, programs, novelties, concessions (including food and beverage), catering (including food and beverage), hospitality facilities, hotel rooms, expositions, displays, parking spaces, banquets and licenses to parades.


14. Organizer/Promoter shall assume and perform all organizational and promotional activities for each Event except as otherwise provided herein, including but not limited to business organization, promotional activity, management, marketing, general affairs, selling tickets, track maintenance and accommodations of the press, and further understands and agrees that CART disclaims any warranty expressed or implied, as to the potential success of any Event organized hereunder, except as otherwise provided herein.


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Rockingham Promoter Agreement
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15.      Organizer/Promoter shall organize and promote the races hereunder as major motor racing events. Organizer/Promoter shall have the right to on-site track entitlement, and revenues therefrom. On-site entitlement is to designate the title/name of the Champ Car race. subject to CART approval which shall not be unreasonably withheld. Such title sponsorships must not conflict with CART Series sponsors (presently FedEx) or a co-Series sponsor. As of the execution of this agreement, CART does not have a co-Series sponsor. In the event CART obtains a co-Series sponsor which is in conflict with entitlement sponsor of Rockingham Motor Speedway, both parties will discuss in good faith how to resolve such conflict. All media releases, public announcements and public disclosures by either party or its employees or agents relating to this Agreement, including but not limited to promotional or marketing material, but not including any announcement intended solely for internal distribution at either party or any disclosure required by legal, accounting or regulatory requirements beyond the reasonable control of the disclosing party, shall be coordinated with and approved by the other in writing prior to the release thereof.

16.      A.       CART hereby grants Organizer/Promoter the non-exclusive right to use the names and logos of CART and the FedEx Championship
                  Series in its promotion of each Event during the term hereof, in accordance with all provisions contained in this Agreement.
                  Any logo, design, mark or representation made, formulated, or developed in conjunction with such Event shall be subject to the prior written approval of CART.

         B. Organizer/Promoter shall display in all advertising and publicity material including but not limited to news releases, posters, banners, program covers, brochures, tickets, passes, credentials and print and television advertising relating to each Event the phrase: "FedEx Championship Series" and the Series logo (as approved and supplied by CART), such approval not to be unreasonably withheld. CART reserves the right to change such phrase and logo upon 120 days notice. In the event CART changes the phrase and logo without such notice, CART shall reimburse Organizer/Promoter for its actual out-of-pocket expenses in changing the phrase and logo.

         C. Organizer/Promoter shall include in its display of the Series name and logo the symbol (R) to indicate that they are registered marks. A sheet of camera ready art depicting these logos shall be provided by CART. Further, in promoting and advertising each Event, Organizer/Promoter shall promote the Competition as a part of the FedEx Championship Series or as otherwise designated by CART. Organizer/Promoter shall provide such verification of compliance with the provisions contained in this Paragraph as CART may reasonably request.


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Rockingham Promoter Agreement
July 3, 2000
Final Contract


         D. Organizer/Promoter shall not use the names, logos or trademarks of CART or any Series sponsor for any purpose other than as herein defined.

         E. Upon the expiration or termination of this Agreement for any reason, Organizer/Promoter shall immediately cease and desist any and all use of the names, logos or trademarks of CART or any Series sponsor or any colorable imitation, variation or adaptation thereof.

         F. CART and Organizer/Promoter shall at CART's expense promptly take such action as may be necessary to protect the names, logos and trademarks of CART, the Series, and the Series sponsors against any infringement or threatened infringement or any common law "passing off".

         G. The trademarks, trade names, logos, label designs, product identification and artwork of each party as referred to herein (collectively "Trademarks") shall remain the property of such party. Any and all rights in each party's Trademarks under trademark or copyright law or other property rights shall inure to the benefit of and be the exclusive property of such party. Neither party shall file any application for registration of the other's Trademarks or other intellectual property or any marks or works similar thereto.


17.      A.       Organizer/Promoter agrees that each Competition shall be
                  organized, approved by CART and conducted in accordance with all applicable statutes, ordinances, regulations or other requirements of any government authority, the FIA (CART shall determine in its sole discretion the applicability of FIA requirements), and the CART Competition Rule Book as amended from time to time and as the same may be modified or supplemented by any other rules, regulations, bulletins or releases that may be applicable to such Competition. CART reserves the right to terminate this Agreement at any time without further liability for failure of Organizer/Promoter to abide by said requirements, regulations, rules, or the terms and conditions of this Agreement, by so notifying
                  Organizer/Promoter in writing, upon a five (5) day notice of default/opportunity to cure, unless the circumstances of the default mandate a more immediate cure, or do not warrant any cure period. CART shall notify Organizer/Promoter in writing of any alleged default and Organizer/Promoter shall have five
                  (5) days after receipt of such notice to cure the default, provided, however, if the nature of the default is such that it cannot reasonably be cured within five (5) days, Organizer/Promoter shall not be deemed to be in default if it commences the cure within such five (5) day period and thereafter completes the curative action within a reasonable time. Organizer/Promoter acknowledges receipt of a copy of the CART Rule Book.


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Rockingham Promoter Agreement
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         B.       Organizer/Promoter shall be responsible for any licensing
                  fees, bonds, permits, or any other enabling documents and any associated costs required by any government agencies as related to any or all Event matters.


18. Organizer/Promoter represents and warrants that it has or will have sole control of the track and of the premises upon which the track is located, including all facilities thereon, and that Organizer/Promoter has full authority to conduct each Event thereon as provided for herein for the defined scheduled term of each Event.

19.      A.       Organizer/Promoter shall provide at its expense during each
                  Event the track or race course which must meet or exceed the safety requirements of CART and the FIA and all facilities in good repair and ready for use, and Organizer/Promoter shall permit CART or its insurance broker or other designated representative, and the FIA to inspect the track, race course and/or facilities before, during and after each Event. Except as provided in Paragraph 19C, all repairs deemed necessary in order for the track to meet CART and/or FIA safety requirements must be made at Organizer/Promoter's expense and the failure to make the necessary repairs may result in the postponement or cancellation of such Event, in CART's sole discretion. The track site, design and condition shall be subject to review and approval by CART and the FIA.
                  Organizer/Promoter and CART shall consult with one another on the layout and design of the track, including but not limited to the pit area, safety barriers, retention systems, and other facilities for the Competition.

         B. Annually, seven (7) months prior to the next Event, Organizer/Promoter shall submit an engineering drawing(s) of proposed changes to the race circuit and other facilities for CART's approval. CART will have thirty (30) days to acknowledge approval or request changes. Such drawings are to be treated as confidential, for use by CART as contemplated under this Agreement, and shall not be copied, disseminated (without Organizer/Promoter's prior consent, which shall not be unreasonably withheld), or used for any commercial purpose, subject to any required disclosure pursuant to Paragraph 48 below. CART shall have the right to inspect the circuit for the purpose of verifying that the circuit is being constructed in accordance with the drawings as submitted and approved. Within sixty (60) days after the execution of this Agreement, CART and Organizer/Promoter shall mutually agree on the specific track and facility improvements to be implemented for the first Event covered by this Agreement, and a written summary thereof shall be prepared and


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                  appended hereto. Thereafter, a similar process shall occur within sixty (60) days following each Event, in respect to improvements or adjustments to be implemented for the following year's Event.

         C. Any changes to the safety system requested by CART will be identified and communicated by CART to Organizer/Promoter within sixty (60) days after the conclusion of each Event hereunder. Absent unforeseeable supervening circumstances, the parties agree that the cost of such changes to be implemented for any Event hereunder shall not exceed ten percent (10%) of the Organization and Rights Fee for such Event. The foregoing cost limitation shall be construed to exclude Organizer/Promoter's capital improvements/investments (i.e., fencing, barriers, gravel traps, etc.), as well as changes to the safety system requested by any third party (i.e., not mandated by CART).

         D. Organizer/Promoter shall be responsible for compliance with all environmental issues associated with this Event. cart and the cart Teams agree to comply with all reasonable environmental policies, which policies Organizer/Promoter shall provide to cart and the cart Teams no later than 30days prior to each Event. Organizer/Promoter represents that it is knowledgeable in the area and that it is currently not aware of any environmental issues which will need to be addressed as of the date this Agreement is executed.


20.      A.       Organizer/Promoter shall provide at its expense such
                  facilities as CART deems adequate for the use of CART personnel and those directly associated with the Event, including but not limited to race control facilities, garage areas, team and supplier work areas, facilities for participant registration, television, scoring, race car inspection, compiling and distributing media information, a media work area, and facilities and services as may be reasonably required by those who supply products and/or services for the Event. Further details of these and other operational and facility requirements of Organizer/Promoter are agreed to as outlined in SCHEDULE A attached hereto and made a part hereof. Failure to comply with all applicable requirements may result in a fine, which may be levied by CART in its sole discretion, subject to a reasonable notice of default/opportunity to cure. Such fine shall be reasonably related to the magnitude of the requirement(s) with which Organizer/Promoter failed to comply, and any fine in excess of Fifty Thousand ($50,000.00) Dollars shall be subject to the appeal provisions set forth in the CART Rule Book.


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         B.       Organizer/Promoter at its reasonable expense shall provide, install and maintain the equipment necessary to operate CART's Timing and Scoring system, in accordance with the specifications supplied by CART and its timing and scoring provider. cart acknowledges that the specifications will be consistent with cart's specifications for oval facilities Organizer/Promoter will provide CART's timing and scoring provider or sponsor, free of charge at the start/finish line, on the Timing and Scoring structure and at least one other prominent location, space to affix and display the logo and/or officially designated status of CART's timing and scoring provider or sponsor. Organizer/Promoter shall not sell or secure any timekeeping and/or watch sponsorship which would be in effect during any CART Event. In the event Organizer/Promoter intends to sell signage to a watch company (i.e., not in connection with a timekeeping or watch sponsorship), Organizer/Promoter may do so provided that CART is given prior written notice, and any such watch company signage shall be located at least one hundred (100) meters from any signage related to CART's timing and scoring provider or sponsor and further provided that such company shall not be granted official sponsor, supplier, or comparable designation rights or status in conjunction with any Event hereunder.


21. Organizer/Promoter shall at its expense furnish all facilities, personnel, equipment, security, and services for accommodating and controlling the public during each Event, for whose safety and comfort Organizer/Promoter is solely responsible and liable.


22. Organizer/Promoter shall provide at its expense all necessary personnel as reasonably required by CART for the conduct of each Competition hereunder(other than the CART staff and officials), and Organizer/Promoter shall assume all the responsibilities pertaining to workers, volunteers and subcontractors necessary to properly staff the facility for the purposes of the Competition and the public for each Event weekend.

23. Organizer/Promoter at its expense shall obtain and maintain insurance for each Event and all scheduled activities with an insurance company approved by CART. Such insurance must conform to the minimum coverages, specifications, limits, etc., as set forth in SCHEDULE B attached hereto and made a part hereof. If Organizer/Promoter fails to maintain such policies with the required minimum coverage throughout the Event, CART may cancel such Event immediately with prior notice to Organizer/Promoter, subject to a reasonable notice of default/opportunity to cure, or CART may, in its discretion, obtain the required insurance from an approved insurance company, with acceptable terms, at Organizer/ Promoter's reasonable expense.


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24.      Only those individuals approved by CART or Organizer/Promoter, including but not limited to appropriate staff and officials of CART and Organizer/Promoter, drivers and other crew members and necessary fire, wrecker, ambulance and security crews, shall have access to or be allowed in the paddock, garage and pit areas, the racing surface, and other areas to which admission by the general public is normally restricted during the Event, and Organizer/Promoter shall be solely responsible and provide sufficient security personnel in such areas to enforce this provision at all times during each Event. Such access must be in compliance with the CART Rule Book and may not interfere with or adversely affect the Competition.


25. Organizer/Promoter shall honor CART's Unified Credential System and shall comply with the facility access provisions implemented by CART, as set forth in SCHEDULE C attached hereto and made a part hereof, and as the same may be amended by future discussions and concurrence between CART and its race promoters through the promoter group.


26.      A.       CART shall have the exclusive right to contract out or to take or cause to be taken by others, make, broadcast, rebroadcast, use, reproduce, transmit, copyright, sell, license or otherwise dispose of for any purpose whatsoever, television pictures, sound film and tape, motion pictures, still photographs, illustrations, graphics, electronic images and sound of each Event, by any and all means, uses and media, now known or hereafter developed, and the right to use the track
                  PA system audio on the CART web site CART.com. CART shall retain all United States national, international and local broadcast rights including broadcast television, cable and radio. Organizer/Promoter will assure that the presence of personnel and equipment for these or similar purposes shall not be inconsistent with the rights of CART herein provided and shall not interfere or conflict with the exercise of any such rights by CART as herein provided.

         B. CART shall have the non-exclusive right to market for any commercial purposes the name, identity, layout, likeness, appearance, signage and logo(s) of the track, on a composite basis with other tracks where CART races are conducted, provided, however, that any use of such images for commercial product licensing purposes shall be pursuant to a separate licensing agreement to be negotiated.

         C. Organizer/Promoter shall be entitled to receive footage and photographs for promotional purposes, subject to the then prevailing production cost.

Rockingham Promoter Agreement
July 3, 2000
Final Contract


                  CART shall use its reasonable efforts to work with ESPN International to provide Organizer/Promoter with support for pre-event promotional purposes.

         D. The parties recognize that United Kingdom television rights related to the Events and the Series are currently subject to third party contractual requirements. Subject to the foregoing, the parties acknowledge Organizer/Promoter's desire to acquire such rights, and the issue of such future United Kingdom television rights is, therefore, deferred for future good faith negotiations if such rights are ultimately available.

27. Organizer/Promoter recognizes and acknowledges that CART has entered or intends to enter into a television contract with a United States national broadcast or United States cable network and international networks for the coverage of each Competition hereunder.

         A. Detailed operational and facility requirements of Organizer/Promoter in respect to television and other on-site media are identified in SCHEDULE A.

         B. CART has arranged with the television production companies (subject to network approval) to provide the video portion of the program feed from the mobile unit to Organizer/Promoter, so that Organizer/Promoter may feed the video signal as a courtesy to the medical center, stewards trailer (with monitor), CART business center, operations trailer (with monitor), media center and hospitality suites. This feed is limited to on-site press and hospitality use only. Any other feeds to hotels, bars, or other establishment(s) whether on-site or off, are strictly prohibited, unless approved in writing by CART or the television production company. Organizer/ Promoter shall be responsible for the installation and maintenance of appropriate cable originating at the television compound which will then feed the system. Maintenance and operation of the system is the sole responsibility of Organizer/Promoter.

         C. CART and Organizer/Promoter agree that it is in the best interest of the sport, its promoters and sponsors to have the same on-site and United States television title sponsor. CART and Organizer/Promoter recognize and agree that all United States television entitlements are derived from a privilege granted by the United States television network and are subject to United States network approval. In the event Organizer/Promoter provides CART with a United States television entitlement sponsor, such sponsor must agree to:
                  (i) purchase one (1) of several commercial unit package options for either United States network or cable coverage to be published by CART or its designee each year, (ii) enter into a negotiated agreement with CART or its designee, or
                  (iii) guarantee a payment for entitlement in return for which Organizer/Promoter will receive eight (8)

Rockingham Promoter Agreement
July 3, 2000
Final Contract


                  thirty (30) second commercial units to package with its on-site title. The published rate option packages and payment option will be made available to Organizer/Promoter at least one (1) year in advance.

         D. Organizer/Promoter may, at its option, and subject to approval by CART or its designee and the appropriate network, elect to guarantee over-the-air United States broadcast network coverage of its Event. In this event Organizer/Promoter will be required to provide a United States television title sponsor subject to: (i) purchase of one (1) of several published minimum commercial unit packages, (ii) enter into a negotiated agreement with CART or its designee, or (iii) guarantee a payment for entitlement to be determined each year. In the payment option (iii) Organizer/Promoter will receive eight (8) thirty (30) second units in the telecast to package with its on-site title.

         E. In the event Organizer/Promoter elects not to provide CART with a United States television entitlement sponsor or to guarantee over-the-air United States broadcast network coverage, then CART or its designee shall have the option to secure a United States television entitlement sponsor which need not be the same as the on-site entitlement sponsor.

         F. CART and Organizer/Promoter agree that the policies and terms set forth as a condition of both United States and international television coverage of this Event may change from time to time, and, therefore, the United States and international television agreement may supersede portions of this Agreement. In the event that the United States and international television agreement supersedes a portion of this Agreement, CART will immediately notify Organizer/Promoter and work toward a mutually agreed upon solution.


28. Organizer/Promoter recognizes and acknowledges that CART has the right to contract for official sponsors for the FedEx Championship Series, which need not coincide with specific Event sponsors, as well as to grant other official product designations on a Series wide basis, in CART's sole discretion.


29.      A.       CART acknowledges that Organizer/Promoter intends to enter into a sponsor relation with a vehicle manufacturer. If such vehicle manufacturer is represented within CART pace car fleet, CART will utilize that vehicle to pace the race. If
                  CART does not have that vehicle in the CART pace car fleet, Organizer/Promoter and the vehicle manufacturer must provide a pace car that meets CART safety and pace car standards. If not provided, CART is under no obligation to use a car from the vehicle manufacturer. Subject to the foregoing, CART or its designee shall have the exclusive

Rockingham Promoter Agreement
July 3, 2000
Final Contract


                  right to provide any and all pace cars throughout the entire Event. In addition, only pace cars provided by CART or its designee shall be allowed to participate in the parade laps immediately preceding the start of the Champ Car race. Further details of these and other responsibilities of Organizer/Promoter to CART and/or a co-Series sponsor to be designated by CART are agreed to as outlined in SCHEDULE D attached hereto and made a part hereof.

         B. The Events shall be included in the FedEx Series sponsorship and marketing program, in each year such Event(s) are conducted pursuant to this Agreement, including extensions and/or renewals thereof, up to and including the year 2001, provided the FedEx Series Sponsorship Agreement is then in full force and effect, or longer if such Agreement is extended. Details of the FedEx sponsorship and marketing program and the responsibilities of Organizer/Promoter to FedEx are agreed to as outlined in SCHEDULE G attached hereto and made a part hereof.


30.      A.       Organizer/Promoter agrees that the scheduled CART sanctioned activities during each Event shall have priority over any other race or other activity scheduled during such Event.
                  Organizer/Promoter will not schedule any supporting races, tests, or ancillary activities on the same day as registration or inspection, or on any other day during an Event, without prior written approval of cart, such approval not to be unreasonably withheld. Further details of these and other scheduling considerations/requirements are agreed to as outlined in SCHEDULE E attached hereto and made a part hereof.

         B. Organizer/Promoter acknowledges that current CART regulations prohibit testing by CART teams at facilities outside the North American continent and agrees to abide by this regulation.


31. CART and Organizer/Promoter shall mutually agree upon grid/pre-race activities to be conducted by cart, which activities shall include but are not limited to the pole awards, other contingency award activities, driver introductions, etc.


32. CART and Organizer/Promoter shall mutually agree to maintain control of the Victory Circle location, facilities and proceedings. Details of these proceedings and the requirements of Organizer/Promoter in regard thereto are agreed to as outlined in SCHEDULE F attached hereto and made a part hereof.

Rockingham Promoter Agreement
July 3, 2000
Final Contract


33. CART shall have reasonable access to the PA system in order for CART to fulfill its contractual obligations to its sponsors and inform participants and spectators of activities during the Event.


34.      A.       CART acknowledges Organizer/Promoter's desire to be the
                  official CART merchandiser at the events. Organizer/Promoter and CART will negotiate in good faith to complete a mutually acceptable agreement. In the event an agreement is not reached, the following will apply. CART or its licensed representative, shall have the right to sell official licensed
                  CART merchandise from its own temporary concession facility and/or a facility supplied by the Organizer/Promoter as determined by CART. Official Event Concessionaire locations notwithstanding, CART or its licensed representative shall be given first choice for any and all of its vendor locations which shall be in a prominent, high-traffic location, generally near the paddock area. CART or its licensed representative shall pay to the Organizer/Promoter for each location including associated credentials and any required services, the lesser of the then current market price or a single fee of One Thousand Five Hundred ($1,500.00) Dollars.
                  Sales information shall be confidential and proprietary property of CART or its licensed representative.

         B. Selected items of CART merchandise, at the discretion of CART, will be offered to the Organizer/Promoter for sale in its concession facilities at terms to be agreed upon by the parties in writing in advance.

         C. Organizer/Promoter shall include at its cost a CART Licensed Products advertisement in the official race program. Camera ready art shall be provided by CART or its licensed representative.

         D. CART and Organizer/Promoter shall negotiate in good faith for the manufacture and distribution by CART licensees of merchandise bearing the marks of both CART and the Event. Such cross-licensed merchandise may be offered for sale through CART and Organizer/Promoter controlled vendor locations as agreed upon by the parties. CART licensees shall also have the opportunity to sell such cross-licensed merchandise to off-track retailers.

         E. CART logos and trademarks including but not limited to all Series logos and marks, sanctioning body logos and marks, and any other CART or CART related logos and marks may not be used by Organizer/Promoter on any merchandise whatsoever without express advance written approval of CART.

Rockingham Promoter Agreement
July 3, 2000
Final Contract


         F. It is Organizer/Promoter's responsibility to insure that any and all concessions and/or merchandise is properly licensed. In the event that CART discovers any unlicensed products, it will have the right to take appropriate action in its sole discretion.

         G. All CART Champ Car teams will be afforded the opportunity to sell merchandise within the confines of the race facility. All teams will be in a prominent, high-traffic location. Participating teams will pay a rights fee for the location, which fee shall be (i) consistent with the then current market price and (ii) no less favorable than the terms and conditions provided to other vendors located within the same area.

         H. This Section 34 shall supersede all related terms of the Organizer/Promoter's standard Vendor Agreement.


35. In conjunction with the CART Winner's Circle Club, Organizer/Promoter shall provide at its expense:

         A. Limited access to restricted areas for club members during group tours and club functions.

         B. Inclusion of a CART Winner's Circle Club advertisement in the official race program. Camera ready art shall be provided by CART or its designee.

         C. Covered facility for meetings with a proper PA system (size to be specified by CART).


36. Organizer/Promoter shall cooperate with CART in its spectator research efforts, including but not by way of limitation allowing CART representatives access to spectators for personal interviews and questionnaire distribution and inclusion of a CART questionnaire in the official race program, for which camera ready art will be provided. The results of such research shall be made available without cost to Organizer/ Promoter.

37.      A.       In addition to the FedEx Series sponsorship and marketing
                  program, CART shall have the right to designate up to seven
                  (7) exclusive sponsorships on a series-wide basis utilizing the following entitlements to be provided by Organizer/Promoter for each sponsorship at no cost to CART except as otherwise stated:

                           -        Series-wide product category exclusivity;
                           -        Twenty Thousand ($20,000.00) Dollar
                                    hospitality credit

Rockingham Promoter Agreement
July 3, 2000
Final Contract


                                    which can be applied to facility, food and beverage;
                           - Acknowledgment by Organizer/Promoter as an Event sponsor, with such recognition to include all entitlements normally afforded an associate Event sponsor;
                           -        Inclusion in the Event press kit;
                           - One full page, four-color advertisement in the Event souvenir program;
                           - One page of editorial in the Event souvenir program;
                           -        One 40' x 40' expo/sampling space;
                           - Twenty (20) public address announcements over Event weekend;
                           - Grandstand admission tickets to be mutually agreed upon by CART and Organizer/Promoter;
                           - Restricted area credentials to be mutually agreed upon by CART and Organizer/Promoter;
                           -        Track side signage, which receives
                                    significant exposure to the global audience;
                                    CART and Organizer/Promoter to agree on size and placement;

                  All costs associated with the design and production of the advertising page and wall signs shall be borne by Sponsor. For each such sponsorship sold by CART, Organizer/Promoter shall receive for each year of the sponsorship, One Hundred Thousand ($100,000.00) Dollars in return for the above listed entitlements. The parties acknowledge the following categories represent acceptable potential sponsorships that CART shall have the right to negotiate for series-wide sponsorships:

                           -        payment systems
                           -        confectionery
                           -        snacks
                           -        film
                           -        camera
                           - electronics (i.e., television, hi-fi, audio, etc.)
                           -        long distance

                  Exclusive of FedEx and MCI (or its British affiliate), Organizer/Promoter shall have the right to market the race to sponsors in the exclusive marketing categories so long as CART has not secured Series wide sponsorship in that category six
                  (6) months prior to an Event hereunder. While CART has the right to try to negotiate a series-wide sponsorship in the above categories, Organizer/Promoter also has the right to negotiate for Event sponsors in the same categories. Organizer/Promoter shall promptly notify CART of any proposed sponsorship involving one of the above categories, and may proceed further with such sponsorship only if CART does not then have consummated or pending (subject to

Rockingham Promoter Agreement
July 3, 2000
Final Contract


                  consummation within a reasonable period of time) the sale of the category Series wide. Further, CART shall negotiate with such proposed sponsor in good faith for a reasonable period of time to secure the participation of such sponsor on a series-wide basis. If after a reasonable period of good faith negotiations, CART and sponsor do not come to an agreement, then Organizer/Promoter may proceed with such sponsor with respect to one or more Events hereunder. Upon the conclusion of the last Event subject to such agreement with Organizer/Promoter, the category shall again become subject to the above provisions.

         B. Organizer/Promoter shall provide CART with two (2) pages in the Event Program without charge for CART's use only. CART's placement of advertising within the Program shall be sensitive to Organizer/Promoter's existing commercial and promotional relationships.

         C. Organizer/Promoter recognizes that each participating team has a race sponsor. Organizer/Promoter agrees that each team may place its team name and sponsor(s) on both sides of the wall in the team's assigned pit box, subject to applicable governmental laws and regulations.

38. Organizer/Promoter shall provide CART at no cost a preferred location pit row suite or other mutually agreed upon hospitality provisions for not less than forty (40) guests per day. Hospitality provisions will include food and beverage (alcoholic and non-alcoholic) as associated with pit suite participation.

39. If appropriate as determined by CART in its sole discretion, each Competition shall appear on the FIA calendar as a full international FIA event. Organizer/Promoter agrees to file this listing through CART and reimburse CART for all applicable listing fees. In addition, Organizer/Promoter agrees to pay through CART the applicable National Motorsports Council assessments, as determined by the Council's Executive Committee.


40. Organizer/Promoter agrees to indemnify and hold harmless CART, its directors, officials and officers, participants, agents and employees, members and sponsors ("Indemnitees") from any and all liabilities including liability resulting from negligence of the same and all costs and expenses, including attorneys fees incurred in the defense thereof, asserted or imposed upon CART, its directors, officials, official representatives, employees, officers, members and sponsors arising out of or as a result of an Event hereunder, directly or indirectly, and whether any such claim or liability arises before, during or after the Event, excluding liabilities, costs or expenses arising out of the gross negligence or gross misconduct of Indemnitees.

Rockingham Promoter Agreement
July 3, 2000
Final Contract


41. Organizer/Promoter agrees not to take any action adverse to the interest of CART and, in consideration of the acceptance and approval of this application, releases and discharges CART and its officials and representatives from all liability for personal injury that may be received, and from all claims and demands for damages to real or personal property or to any person growing out of or resulting from an Event hereunder, whether caused by any construction or condition or any track or track equipment, cars or debris, or resulting from any act or failure of any official or any person assisting the officials serving in connection therewith, excluding liabilities, costs or expenses arising out of the gross negligence or gross misconduct of Indemnitees.


42. Nothing contained herein shall be construed to place CART in the relationship of a partner or joint venturer with Organizer/Promoter, and Organizer/Promoter shall have no power to obligate or bind CART in any manner whatsoever other than as specifically provided for herein. Neither party undertakes by this Agreement to perform any obligations of the other, whether regulatory or contractual, or to assume any responsibility for the other's business or operations.


43.      A.       The validity, interpretation and construction of this
                  Agreement shall be governed and construed by the laws of the State of Michigan.

         B. In the event a dispute arises under this Agreement which cannot be resolved, such dispute shall be submitted to arbitration and resolved by a single arbitrator (who shall be a lawyer) in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect. All such arbitration shall take place at the office of the American Arbitration Association located in Southfield, Michigan. The award or decision rendered by the arbitrator shall be final, binding, and conclusive and judgment may be entered upon such award by any court.

44. This Agreement is not transferable or assignable without CART or Organizer/Promoter's written approval, which approval shall not be unreasonably withheld. Any transfer or assignment in violation of this provision shall be void.

45. Any notice or written communication required or permissible hereunder shall be sent by registered mail (or certified mail with return receipt), postage prepaid, addressed as follows:

         To CART:

         Championship Auto Racing Teams, Inc.
         755 W. Big Beaver Road, Suite 800
         Troy, MI 48084

Rockingham Promoter Agreement
July 3, 2000
Final Contract


         To Organizer/Promoter:

         Rockingham Motor Speedway
         Rockingham House
         Arkwright Road
         Corby NN17 5AE England

46.      A.       This Agreement (including the Schedules annexed hereto)
                  contains the entire agreement of the parties hereto and no representations, inducements, promises, or agreements, oral or otherwise, not embodied herein shall be of any force or effect. This Agreement may be modified only upon the written consent of the parties hereto.

         B. No waiver by either party, whether expressed or implied, of any provision of this Agreement or any breach or default shall constitute a continuing waiver thereof.

         C. Except as specifically otherwise stated, each and every of the rights, remedies and benefits provided by this Agreement shall be cumulative, and shall not be exclusive of any other said rights, remedies and benefits, or of any other rights, remedies and benefits allowed by law.

         D. If any provision in this Agreement is held to be invalid or unenforceable, it shall be ineffective only to the extent of the invalidity, without affecting or impairing the validity and enforceability of the remainder of the provision or the remaining provisions of this Agreement.

47. The parties acknowledge the importance of each party's reputation, good will and public image and, accordingly, agree to maintain and enhance such image by restraining from taking any action contrary to the best interest of either party, or detracting from the reputation of either party. Each party shall refrain from making any statements about the other party that adversely affects, casts in an unfavorable light, or otherwise maligns the business or reputation of such other party or any of its principals.

48. At all times, the terms and conditions of this Agreement are confidential to CART, Organizer/Promoter, their parent companies and their respective subsidiaries, and shall not be disclosed to any other entity or individual without the other party's prior written consent. Notwithstanding the foregoing, disclosure may be made if necessary to enforce a party's rights under this Agreement, or if required by any securities or other law or regulation or by a governmental agency, in which case any and all documents, information, or materials disclosed shall be marked "confidential" and such party shall seek confidential treatment of such information.

Rockingham Promoter Agreement
July 3, 2000
Final Contract


49. Organizer/Promoter shall be responsible for the transportation of the race cars and equipment of cart and, the race teams between the United States of America and the United Kingdom, as well as travel and hotel costs for the teams and officials and the assistants to the officials, as reasonably determined by CART. In addition, series suppliers, Official Sponsors and other participants (as mutually agreed between Organizer/Promoter and CART) may be provided with freight cargo space, if such space is available. Details to these arrangements and requirements are agreed to as outlined in SCHEDULE H attached hereto and made a part hereof.


50. The following Schedules are attached hereto, incorporated herein by reference as though set forth in their entirety in this Agreement, and labeled as follows:

                  SCHEDULE A - OPERATIONAL, MEDIA, AND OTHER FACILITY/SUPPLY REQUIREMENTS
                  SCHEDULE B - INSURANCE REQUIREMENTS
                  SCHEDULE C - UNIFIED CREDENTIAL SYSTEM AND FACILITY ACCESS PROVISIONS
                  SCHEDULE D - CO-SERIES SPONSOR AND OFFICIAL PACE CARS SCHEDULE E - EVENT ACTIVITIES
                  SCHEDULE F - POST RACE PROCEDURES/ACTIVITIES
                  SCHEDULE G - FEDEX SPONSORSHIP AND MARKETING PROGRAM SCHEDULE H - CARGO, TRAVEL ARRANGEMENTS AND OTHER ACCOMMODATIONS

Any person or organization having responsibility in the organization, promotion or staging of any Competition, whether by contract or otherwise, shall co-sign this Agreement and shall be jointly responsible hereunder. Organizer/Promoter and the undersigned warrant and represent that Applicant has the full right and authority to enter into and perform this Agreement, and that the execution and delivery of this Agreement has been duly authorized by all necessary governmental and/or corporate action.

Date:
      -----------------------    -----------------------------------------------
                                     Applicant

                                 By:
                                     -------------------------------------------

                                 Its:
                                     -------------------------------------------


Date:
      -----------------------    -----------------------------------------------
                                     Co-Signer's Signature

Rockingham Promoter Agreement
July 3, 2000
Final Contract


                                  CART APPROVAL

         The foregoing application is hereby approved and accepted in accordance with the terms stated therein.


Date:                                       CART, Inc.
      -----------------------
                                        By:
                                            -----------------------------------

                                        Its:

                                  SCHEDULE "A"

             OPERATIONAL, SUPPLY, FACILITY AND UTILITY REQUIREMENTS
             ------------------------------------------------------

         Pursuant to Paragraph 20 of the Agreement, Organizer/Promoter shall provide at its expense except as otherwise specifically provided the following additional items. The specific items listed in this Schedule A reflect minimum requirements for certain areas, and should not be construed as inclusive of all necessary items Organizer/Promoter must provide.


A.  MEDIA AREAS
    -----------

GENERAL SET-UP REQUIREMENTS:

         - The deadline for having the press facility fully operational is 5:00 p.m. on the day prior to the commencement of CART on-track activities. Among those items that must be fully operational include: televisions in place with cable hookups; all seats assigned with placards in the deadline media area with help from CART Public Relations staff; all telephones are in place, have service and are operational; unrestricted phone lines with instruments for CART are in place and operational with no restrictions; all media-related bins and press-kit tables are in place as well as labeled, if need be; power supplies are in place and working throughout; press conference area is operational in regard to setup of microphones, sound system, speakers, lectern, scaffolding and media seating.
         - The auxiliary and/or photo press room also must be fully operational with all the above items located in the main area and staffed with track representatives.
         - It is required that a track public relations representative is at the media center the day prior to the commencement of CART on-track activities.
         - The track will provide runners to retrieve daily statistical information from CART Timing and Scoring. The person(s) and procedure must be in place on the day prior to the commencement of CART on-track activities.

PRESS ROOM FACILITIES:

                  Solid, climate controlled, weatherproof and noise-insulated structures, sufficient in size to accommodate the number of attending media representatives and capable of supporting separate work areas as follows. Ample televisions, power, telephones and working materials will be provided for each area, with specific requirements identified within this Schedule A:

                  -        Deadline Media
                  -        Non-deadline Media
                  -        Photo Media, with lockers provided
                  -        Event Media Relations
                  -        Support Event(s) Media Relations

PRESS CONFERENCE/INTERVIEW AREA FACILITIES:

                  Solid, climate controlled, weatherproof and noise insulated structure. Area shall be set-up with skirted tables and chairs placed on a raised podium, and a lectern for the moderator. Proper lighting for television and photographers is required. A CART approved backdrop shall be placed behind the drivers' interview tables.

VIEWING STANDS FACILITIES:

         - Required for venues that do not provide a legitimate track view from the media center or a press box
         - Viewing stand will not be a section of seating roped off in a general spectator area
         - Viewing stand should be in or near the suite section or its own entity and should be under cover
         - Viewing stand needs tables and chairs and the seats are to be assigned with help from the CART Public Relations staff
         - Viewing stand needs to be staffed by a track public relations representative
         -        Requires a cooler of cold beverages for the media
         - A shuttle service should be considered if the viewing stand is a good distance from the media center

CART COMMUNICATIONS DEPARTMENT OFFICE FACILITIES:

         - Requires an area in the main deadline press facility, an enclosed office if available
         - Area needs to have enough table space and seating for a minimum of six (6) CART representatives

EQUIPMENT:

         Photocopy Machines - A minimum of two (2) photocopy machines, which shall be print quality high speed photocopiers with collating and stapling capability.

         Fax Machines - A minimum of three (3) fax machines.

         Televisions - The amount of televisions will be specified for each venue, with the size of the media center as well as additional auxiliary areas being taken into consideration; televisions are required in ALL media areas, including auxiliary areas; recommend that televisions are either mounted to the wall with swivel hinges or on wheel carts; the amount of televisions can be reduced if a big-screen television (54) inches is utilized for a video feed in a primary location; a minimum of three (3) televisions shall be provided in the viewing stands; the CART Communication Department office must have a minimum of five (5) televisions for timing and scoring and video feed.

         Sound System - A sound system for press conferences will be provided by the track; the requirements include four (4) microphones for the podium; one (1) microphone for the speaker at the lectern; speakers; and a multi box for radio media to plug into and record.

B.  ACCREDITATION FACILITIES
    ------------------------

LOCATION:

         -        easily accessible by public transport
         -        adequate car parking
         -        within fifteen (15) minutes walking distance to the track

SIZE:

         -        minimum of 12 feet x 40 feet working area
         -        separate area for office and/or storage of computer cases
         -        20 feet minimum of table/desk space
         -        seating for a minimum of ten (10) people
         -        ample space inside/under cover to allow for queuing of guests
         -        entrance and exit doors

TEMPERATURE:

         - heating/air conditioning control to maintain adequate temperature for computers

SIGNAGE:

         -        directing people to registration area
         -        "entrance" and "exit" signs to provide smooth flow
         - external signage upon leaving showing way to parking areas and entrances
         -        identifying separate series within one credential area

SECURITY:

         -        all doors, windows to be lockable
         - in the case of a temporary structure an internal fully secure facility should be provided and/or overnight security.

CLEANING:

         -        the facility should be cleaned at the end of each day


C.  OPERATIONS
    ----------

FACILITIES:

         The parties shall mutually agree on reasonable facility requirements for the Events in the United Kingdom. As a minimum, the following areas have been identified as being required and where applicable should be in solid, climate controlled, weatherproof structures:

         Race Control Area - An elevated, solid, quiet, climate controlled, and weatherproof structure with an uninterrupted view of the front straight, start/finish line pit entrance and exit and last turn. Structure size: 30 feet x 15 feet. The structure design must provide windows with anti-glare provisions and minimal structural interference to the site line along the front face and forward half of each end panel. Access to this structure must be provided for safe loading of equipment. This structure shall be placed at an angle to and distance from the race track as prescribed by CART. This facility is for the exclusive use of the officials as their presence is required to control on track activities;
         Radio Room with a charging and repair area;
         Timing and Scoring Area - A separate solid, elevated, weatherproof, climate controlled timing and scoring structure with an uninterrupted view of the front straight at start/finish line, pit entrance and exit, and last turn. The enclosed structure shall be at least 12 feet deep x 40 feet long. The structure design must provide windows with anti-glare provisions and minimal structural interference to the site line along the front face and forward half of each end panel. Additional elevated seating to accommodate 30 manual scorers adjacent to the main timing and scoring area.. (Option: the enclosed structure of a minimum size of 12 feet x 65 feet). The dimensions supplied are to exclusively accommodate scoring for CART sanctioned activities. Additional considerations must be made for support event timing and scoring activities. Access to this structure must be provided for safe loading of equipment. This structure shall be placed at an angle to and distance from the race track as prescribed by CART;
         Operations Area, with appropriate furnishings;
         Medical Facility with a separate area for CART medical operations, with appropriate furnishings;
         CART Business Facility, with appropriate furnishings;
         CART Stewards Area, with appropriate furnishings;
         Battery Charging Facility, with appropriate furnishings;
         Two (2) separate tire supply facilities, at no cost to CART or the tire suppliers, with high pressure compressed air with an adequate air dryer which must be fitted; each facility at least fifteen hundred (1,500) square feet, with room for at least four (4) full sized sea containers adjacent to each facility;
         Space for official equipment suppliers, at a cost to be mutually determined between CART and Organizer/Promoter;
         Space for engine manufacturers, at a cost to be mutually determined between CART and Organizer/Promoter;
         Space for chassis manufacturers, at a cost to be mutually determined between CART and Organizer/Promoter;
         Meeting Area - A solid, quiet, climate controlled, weatherproof structure capable of accommodating sixty (60) people theater style. This facility is for the exclusive use of the CART competition department during the Event;
         Fuel Compound Area and Scales;
         Technical Inspection Area that must be capable of staging three (3) cars in line and must be capable of having these cars run directly through such area;
         Manifold Pressure Relief Valve Testing Area.

TEAM WORK AREA REQUIREMENTS:

         At a minimum, each Entrant (race car with assigned driver) shall be provided the following:

         Paddock (Garage) Work Area - A 17' x 40' area covered, weatherproof work area; adequate overhead lighting; high pressure air supply (110 psi) with at least one (1) one-quarter (1/4) inch NPT female fittings outlet. This air supply must be dry air (through an air dryer). A potable water service (approximately 40 psi) shall be supplied via hose bib faucet.

         De-briefing Area - One hundred fifty (150) square feet of quiet, climate controlled, weatherproof area with electricity, tables, chairs and overhead lighting. This area to be adjacent to paddock work area, or as close as possible.

         Pit Area - Potable water service (approximately 40 psi) shall be supplied via hose bib faucet; Fire protection shall include charged high pressure water line.

         Storage Area - There shall also be a convenient secure storage area for the team, CART, and suppliers shipping storage containers.

         If the work area provided by Organizer/Promoter is not adequate, in CART's sole discretion, Organizer/Promoter will use its best efforts to provide adequate facilities to meet the needs of the CART teams.

EQUIPMENT:

         Two (2) print quality hi-speed photo copiers (Timing and Scoring/Operations Area) with collating and stapling capability.

         Timing and Scoring System - see paragraph 20B of the Agreement.

COMMUNICATION CIRCUITS:

         Land line communication system connecting all trackside stations, pit in, pit out, pit center, race control and start/finish line.

         A separate private land line communication circuit connecting timing and scoring, race control, pit center and starters stand.

SAFETY:

         Organizer/Promoter shall supply four (4) first response trucks. Trucks to be supplied in accordance with the specifications supplied by CART.

         Option: Organizer/Promoter to air freight CART's safety equipment from USA to England to USA.

         CART also requires two (2) pick-up trucks (1/2 ton) for track clean up and operational support.

FUEL:

         Organizer/Promoter shall provide fuel for all safety vehicles:

         Safety Vehicles - unleaded gasoline - approximately 200 gallons

         Organizer/Promoter shall be responsible for providing an adequate supply of reagent grade methanol for the race cars and also for supplying the equipment necessary to contain, transport and dispense the fuel. The amount of fuel required shall be mutually agreed not less than sixty (60) days in advance of the Event.

         Organizer/Promoter recognizes that CART has a Series-wide Official Fuel Supplier arrangement and acknowledges that Organizer/Promoter will not enter into any specific Event official fuel supplier arrangements.

         Organizer/Promoter shall supply thirty (30) pit fuel storage tanks constructed in accordance with the specifications supplied by CART.

NITROGEN:

         Organizer/Promoter shall provide bottles of compressed nitrogen for Entrants in sufficient quantities for the Competition. Organizer/Promoter is responsible to supply bottles with fittings compatible with team equipment. Each Team shall provide a deposit for the use of adapters, which deposit shall be refunded to the Teams upon return of the adapters.

MANIFOLD PRESSURE RELIEF VALVE TESTING EQUIPMENT:

         Organizer/Promoter shall provide an air compressor with a minimum capacity of one hundred eighty (180) cubic feet per minute (at 100 psi), with a thirty (30) gallon storage tank. A minimum one inch delivery hose is required.

GENERAL:

         Minimum of three hundred fifty (350) pounds of ice each day from Thursday (Wednesday for Saturday Champ Car races) until Sunday of race weekend including any rain dates. In addition, 100 pounds of ice on the day prior to the first Event day, as noted above.

         Organizer/Promoter shall provide worker lunches and drinking water for each day of the Event weekend, i.e., Thursday until Sunday (Wednesday for Saturday Champ Car races) including any rain dates. CART will identify the quantity to be supplied. Alternatively, cart and Organizer/Promoter shall mutually agree upon food service to be provided.

         All areas and utilities shall be accessible for use by CART on or before 8:00 AM the Wednesday prior to the published race date.

HAZMAT:

         Organizer/Promoter shall work with CART to take all reasonable precautions for the handling and disposal of HAZMAT materials. Further, Organizer/Promoter shall work with CART to provide, at a reasonable cost to the teams, basic HAZMAT materials that may be readily available in Germany. Organizer/Promoter may also provide alternative transportation of HAZMAT materials, provided such transportation is timely.

D.  TELEVISION AND RADIO
    --------------------

         As provided in Paragraphs 20 and 27 of the Agreement, Organizer/Promoter shall comply with CART's television and radio requirements; CART will review and determine such requirements as soon as possible, which shall be included in this section and elsewhere where appropriate in this Schedule A.


FACILITIES:
         Approximately 200 feet X 150 feet for use by CART Productions, Domestic Network Television, International Network Television, broadband, other approved broadcast organizations and related production mobile units, broadcast equipment and personnel.

         Booths

         1 - U.S Television                          15 x 15
         1 - Domestic Television                     15 x 15
         4 - International booths                    8 x 8
         1 - CART RADIO Network                      8 x 8
         1 - CART RADIO NETWORK SPANISH              8 x 8


ACCESS:

         Organizer/Promoter shall accord all broadcast networks and/or their designees the right to install and maintain at, and remove from, the site of the Event and associated areas such wires, cables, and apparatus as the network or its designee deems necessary for recording and/or telecasting the Event (provided that there shall not be any interference with the use of or means of ingress or egress at the site or associated areas).

SECURITY:

         Organizer/Promoter must provide sufficient security, with radio communications, for all broadcast equipment in the television compound and around the track, including camera, remote, and booth locations. Security should be available from the first evening of arrival through the morning of the last day of departure of all broadcast equipment.

ADDITIONAL FACILITIES:

         CART may also require, and Organizer/Promoter agrees to provide, additional space to locate one (1) or more mobile announce booths to accommodate international networks, plus any required electrical power. All reasonable costs associated with the provision of power and other required facilities (i.e. telephone, etc.) for these additional international networks shall be the responsibility of CART.

EQUIPMENT VENDORS:

         Broadcast crews will use best efforts to achieve highest quality, lowest cost for renting equipment from Organizer/Promoter's exclusive source. If this cannot be achieved, then the exclusive track source will not apply to production company's needs.

E.  WINNERS CIRCLE
    --------------

FACILITIES:

         -        A fenced, separate area, preferably away from pit lane
         -        Photographers' riser, placed proportionately to the podium
         -        Raised podium
         - Two separate entrances: One for drivers, team owners and presenters only (if necessary, TV); the other for VIP's, sponsors and photographers


F.  CHAPEL
    ------

         Organizer/Promoter shall provide appropriate space and facilities for use as a chapel during all CART Events at a maximum cost to CART of One Thousand ($1,000.00) Dollars. These facilities shall include at a minimum a solid, quiet, climate controlled, weather proof structure capable of accommodating sixty (60) people, and a small office/private room.


G.  ELECTRIC/POWER REQUIREMENTS
    ---------------------------

GENERAL:

         All power supplied shall be 60-cycle and should be dedicated "shore" power, as opposed to generator power, where possible. If "shore" power is not available, dedicated generator power must meet the requirements of the network television production company, including but not limited to: back-up power, redundant systems, frequency controlled, and automatic switch-over features. Organizer/Promoter shall provide an adequate supply of electrical power to service all areas, consistent with the applicable function or activity therein. Listed power requirements for Organizer/Promoter provided facilities are exclusive of climate control and lighting requirements. Where shore power proves to be neither clean, stable, nor dependable at the levels required, Organizer/Promoter shall provide generator back up by frequency controlled, automatic switch-over generators, at Organizer/Promoter's sole expense.

MEDIA CENTER:

         Organizer/Promoter should provide CART Communications staff at least two (2) 110 volt, 20 amp, single phase circuits or equivalent with a minimum of eight (8) electrical outlets. Adequate power and at least one electrical power strip (with surge protector) adequate to accommodate the power supply requirements of media lap top computers for every two (2) media persons in media area.

ACCREDITATION FACILITIES:

         Organizer/Promoter shall provide at least one (1) 110 volt 30 amp, single phase circuit, exclusive of climate control and lighting, with a minimum of four (4) main power outlets.

OPERATIONS:

   Radio Room                     110v/115v       6       30 amp       single phase
   Race Control                   110v/115v       5       20 amp       single phase
   Timing and Scoring             110v/115v       6       30 amp       single phase
   Inspection Area                110v/115v       2       30 amp       single phase
   CART Operations Facility       110v/115v       2       30 amp       single phase
   CART Business Center           110v/115v       2       30 amp       single phase
   CART Medical Facility          110v/115v       1       30 amp       single phase
   Chapel                         110v/115v       1       20 amp       single phase
   CART Fuel Compound             110v/115v       2       30 amp       single phase
   Each Tire Compound             220v/240v       2       50 amp       single phase
   Scales                         110v/115v       2       25 amp       single phase
   Each Supplier Area             110v/115v       2       20 amp       single phase
   Each Engine Area               110v/115v       2       20 amp       single phase
   Each Chassis Area              110v/115v       2       20 amp       single phase
*Each Entrant Garage Area         110v/115v       1       30 amp       single phase
*Each Entrant Garage Area         110v/115v       1       20 amp       single phase
*Each Entrant Pit                 110v/115v       1       30 amp       single phase-4 outlets
*Each Entrant Pit                 110v/115v       1       20 amp       single phase
*Each Entrant Briefing Area       110v/115v       2       15 amp       single phase
         (exclusive of air conditioning)
   Each Support Race Entrant Pit Area
                                  110v/115v               20 amp       single phase
   (*Entrant is defined as a race car with an assigned driver)

TELEVISION AND RADIO:
         Domestic Broadcaster/Host
         -------------------------

         Mobile 1          208v     200 amp          3 phase
         Mobile 2          208v     200 amp          3 phase
         Mobile Support    208v     200 amp          3 phase
         Uplink            208v     150 amp          3 phase

         World Feed
         ----------

         Mobile 1          208v     200 amp          3 phase
         Mobile 2          208v     200 amp          3 phase
         Mobile Support    208v     100 amp          Single phase
         Uplink            208v     150 amp          3 phase
         In Car            208v     100 amp          Single phase
         RF                208v     100 amp          Single phase

         U. S. Network
         -------------

         Mobile 1          208v     200 amp          3 phase
         Mobile 2          208v     200 amp          3 phase
         Uplink            208v     150 amp          3 phase

         International
         -------------

         Mobile 1          208v     200 amp          3 phase
         Mobile 2          208v     200 amp          3 phase
         Uplink 1          208v     150 amp          3 phase
         Uplink 2          208v     150 amp          3 phase
         Uplink 3          208v     150 amp          3 phase



H.  TELEPHONE REQUIREMENTS
    ----------------------

GENERAL:

         All line charges reasonably related to CART business activities, within the United Kingdom, unless otherwise stated, shall be to the account of Organizer/Promoter; all media telephones require free local access; no credit card slide telephones; as a minimum, the following areas must be supplied telephones which provide access to commercial telephone lines.

MEDIA AREAS:

         Deadline Media Area - One (1) telephone for every two (2) media persons;

         Auxiliary Media Area - One (1) telephone for every four (4) media persons;

         CART Communications Department - Five (5) dedicated unrestricted access lines with local and international service and instruments shall be provided for the exclusive use of the CART Communications Department staff. All charges related to these telephones are the responsibility of Organizer/Promoter.

OPERATIONS:

         CART Registration Area - One (1) telephone line and one (1) facsimile line with facsimile machine;
         CART Operations Area -   Two (2) telephone lines and one (1) facsimile
                                  line with facsimile machine;
         CART Medical Facility -  One (1) telephone line and (1) facsimile line with facsimile machine, with both lines having
                                  local and international service;
         CART Business Center -   Two (2) telephone lines and one (1) facsimile
                                  line with facsimile machine;
         Race Control -           Two (2) telephone lines and one (1) facsimile
                                  line with facsimile machine;
         Timing & Scoring -       Six (6) telephone lines and (1) facsimile line
                                  with facsimile machine;
         Chief Steward Trailer -  Two (2) telephone lines and one (1) facsimile line

TELEVISION AND RADIO:
         Television Compound area: - Organizer/Promoter shall ensure that seventy-five (75) telephone circuits are permanently installed in the television compound.

         Announce Booths: A minimum of six (6) telephone circuits permanently installed in each announce booth.

I.  RESTROOMS
    ---------

There must be adequate facilities, to be specified by CART, in the paddock or garage area, for the exclusive use of the officials and team personnel.


J.  GENERAL
    -------

As the execution of the Competition and broadcast coverage of CART events is vital to the success and growth of the Series and each Event, and as newer and additional technical facilities may be required to meet media, operational and broadcast production standards in order to enhance and upgrade the facility and broadcast quality, Organizer/Promoter agrees to provide additional space, power, facilities, or other services as may be requested by CART. CART agrees to provide Organizer/Promoter as much advance notice as possible of these additional requirements. Organizer/Promoter is hereby notified that any change to the facility could affect safety, competition activities or presentation of the Event. Therefore, it is the responsibility of Organizer/Promoter to inform CART of any proposed modifications to the facility including but not limited to the race track and surrounding area and any structure used by CART during the Event.

           REGULATIONS FOR INTERNATIONAL AIR FREIGHT MOVEMENT FOR CART
           -----------------------------------------------------------
                               CHAMPIONSHIP RACES
                               ------------------


INTRODUCTION:
-------------

The air freight movement of the entire CART community to International Overseas races is an extremely complicated logistical and legal exercise. The combined movement operation is a multi-million dollar operation. The financial risks to the Promoters alone measure in the tens of millions of dollars.

Further, movement of this amount of airfreight across international boundaries would ordinarily be impossible in the time frames required. It is only through the cooperation of several U.S. and host nation governmental agencies that we are able to make this movement at all.

The cooperation of all parties, in both the spirit and the words of these regulations are essential. A lack of cooperation from any individual can put the entire operation in jeopardy.

All participants are reminded that these movements are considered as part of the competition that they are a part of, and as such are subject to the provisions of the CART rule book. Participants should particularly be aware that they are required to follow the instructions of the CART officials.

1.       BASICS
         ------

A.  The Promoter for the _______________________at___________________

         Mr. John Doe
         General Manger / Motorsports
         XYZ Racetrack
         ABC Street, DEF Town
         Telephone:        011-123-123456
         Fax:              011-123-654321
         E-mail:

B.       The authorized Unites States representative for the ________________is:

         Mr. John Doe Jr.
         America's Representative
         XYZ Racetrack
         Anystreet
         Anytown, Anystate, USA 12345
         Telephone:        123-123-1234
         Fax:              123-123-4321
         E-mail:

         XYZ International Air Service is the designated freight forwarder:

         CONTACTS:
         ---------
         Jane Doe
         123 Anystreet,
         Anytown, USA 12345
         Telephone:        123-123-1234
         Fax:              123-123-9876
         E-mail:

C. The basic freight movement is governed by contract between Championship Auto Racing Teams, Inc. (hereinafter "CART") and the Promoters, acting as the "Headquarters" for the teams, for the benefit of all concerned. Nothing in these regulations shall be construed to modify the transportation provisions of such contract, or to shift any risk with respect to any undertaking as provided in such contracts. The Promoters are dedicated to resolving any disputes amicably, with the assistance of CART if necessary. The cooperation of shippers is expected and appreciated.
D.       The standard currency for CART freight movements shall be the U.S.
         Dollar.
E. All freight will be measured in pound weight or its volume may be translated into pound weight. (See 3. Weights and Volumes)
F. MAX SHIPPING WHEELBASE FOR RACE CARS BEING SHIPPED WILL NOT BE GREATER THAN 126".

2.       CLASSES OF SHIPPER
         ------------------

There are five classes of shipper on the CART international freight movements.

A. ENTRANTS. An entrant is a team with a car with an assigned driver. This definition is further spelled out in the CART regulations, CART franchise agreements and the contracts between CART and the Promoters. The number of entrants accepted for freight movement is limited by contract between CART and the Promoters.
B. CART. This is the freight used by CART to fulfill its obligations as sanctioning body of the races.
C. CHASSIS, ENGINE AND TIRE MANUFACTURERS. These are the registered manufacturers of CART chassis, engines and tires for the current season. These companies receive an allotment of weight from the Promoters in the interests of the teams, in order to transport spare parts for the teams. Teams are encouraged to check with their manufacturers to see what parts are being taken to each venue, to minimize the need for duplicates.
D. OTHER MANUFACTURERS. These are manufacturers related to CART, or official sponsors of CART who may ship parts and other non-commercial goods on a space available basis.
E. PROMOTER'S OPTION. This is freight shipped on a space available basis by the Promoter, of items used to support the race. Only items, which shall be returned to the United States, or expendable items, may be shipped this way.

3.       WEIGHTS AND VOLUMES
         -------------------

The capacities of the aircraft that are used in the freight movement are limited in both volume and weight. The maximum takeoff weights are also limited by the length of the legs of the flights. It is therefore necessary to limit the amount of cargo shipped by each shipper.

A. All freight shall be weighed at the port of embarkation and the weight of each piece shall be recorded. The weight shall include any piece that shall be placed on board the aircraft. The shipper may be present at the weighing of the freight. If the shipper disagrees with the weight of an item, they may ask that it is re-weighed and where possible other scales may be used. Once agreement has been reached on the weight of the freight the shipper shall sign the paper recording the weight of their freight and thereafter the weight of the shipment may not be disputed. If the shipper chooses not to be present at the weighing of the freight, that will be indicated on the form, a witness shall counter sign and the weight recorded at that time may not be disputed.
B. Any item that appears, in the opinion of CART, to be of unusually low density may be measured and its volume transferred to weight using the following formula: 200 cu. Inches = 1 pound(1). This number shall be rounded down by eliminating decimals. Therefore, for example, an item weighing 50 lb., but which measures 48"x48"x36" may be charged against the shipper allowance at 414 pounds.
C. The higher of the two weights, either by the above density formula, or by straight weight shall be used as the weight of an item to be shipped.
D. This formula will not apply to the shipment of racing tires which shall be shipped only by mutual agreement of the parties.
E. It shall be assumed that the shipper's combined freight weight shall be the same returning to the United States that it was departing.
F.       No single item shipped may weigh more than 2000lbs. (except car racks.)
G. No item (except cars) may be longer than 122 inches in any dimension. No item exceeding 93 inches in any dimension may be wider than 93 inches in any other dimension. The maximum dimensions of any item in all directions are 122" long

--------
(1) This number is arrived at by using the standard dimensions of a lower deck 747 pallet (122" x 93" x 64" = 726,144 cu in) and dividing by the standard weigh of a lower deck 747 pallet (6000 lb.). This gives 121 cu in = 1 pound. This would be the standard density on a pallet. We then gave the teams the benefit of a wide margin of variance to come to the number 200 cu in per pound.

         x 93" wide x 64" high. Any item higher than this must be able to be shipped on its side in such a manner as to fit these dimensions.
H. The sole exception to (F) above is that each entrant shall be permitted one TIMING STAND which, in accordance with CART regulations, may be up to 72" high. All other dimension limits apply. NB. (See 8. Presentation of General Freight for further details about Timing Stands).
I. Unique items, which are outside the above dimensions, may be shipped by special prior arrangement with CART. These items will not be included within a shippers weight allowance and will be charged at 150% of the standard shipping fee. Items for which no prior arrangement has been made are liable to be refused for shipment.

4.       WEIGHT ALLOWANCES PER ENTRANT
         -----------------------------

A. Each entrant is allowed to ship 8350 pounds of general freight plus two rolling chassis (including one front and one rear wing element per chassis), free of charge.
B. In the case of back to back overseas international events, that weight allowance shall be 10000 pounds (ten thousand.)
C. Any entrant that elects to ship only one chassis will receive a bonus of one thousand five hundred pounds (1500lbs) towards their basic allowance.
D. Any amount over the basic and bonus allowance shall be shipped at a cost of $4.65 per pound.
E. Teams are HIGHLY ENCOURAGED to take the minimum amount of hazardous materials possible. Teams are reminded that they are responsible for the packing and documentation charges.
F. The Promoter is not responsible for shipping any freight over the basic and bonus allowances. Additional freight shall be shipped ON A SPACE AVAILABLE BASIS. Teams are encouraged to communicate in advance with CART the total freight that they expect to ship.

5.       WEIGHT ALLOWANCES, CHASSIS, ENGINE AND TIRE  MANUFACTURERS
         ----------------------------------------------------------

A. Each chassis manufacturer shall receive a weight allowance of three hundred pounds (300lbs) per entrant that uses their chassis up to a maximum of ten (10) entrants. For example, if Swift cars have four entrants using Swift chassis they will receive an allowance of 1200 pounds of freight.
B. Each engine manufacturer shall receive a basic weight allowance of 1500 (one thousand five hundred) pounds. Additionally, each engine manufacturer shall receive an allowance of 200 pounds per entrant using that manufacturers engines, up to a maximum of ten entrants. (ie no manufacturers' total allotment shall be above 3500 pounds.)
C. Each tire manufacturer in the series shall receive a basic weight allotment of 3000 pounds. Additionally, on a space available basis, space may be provided for tires at a rate of $50 per tire.
D. The Promoter is not responsible for shipping any freight over the basic allowance. Additional freight shall be shipped on a space available basis.

E. Any amount over the basic allowance shall be shipped at a cost of $4.65 per pound.
D. A manufacturer may elect (in writing, in advance to the Promoter and CART) to assign their weight allowance to one of the teams that they support. For example, Lola Cars International may elect transfer their weight allowance to Newman Haas Racing.

6.       WEIGHT ALLOWANCES, OTHER SHIPPERS
         ---------------------------------

A. There are no weight allowances for other shippers. Other shipments may only be made by prior arrangement, in writing, with the Promoter and CART.
B. All freight in this category shall be shipped at a rate of $4.65 per pound ON A SPACE VIABLE BIAS.
C. Hazardous materials shipped in this category shall be shipped at a rate of $9.30 per pound, in addition to the packing and document charges (see below).


7.       PACKAGING OF CARS
         -----------------

A.       MAX SHIPPING WHEELBASE FOR RACE CARS BEING SHIPPED ARE NOT TO EXCEED
         126".
B. All cars must be presented with a full, fitted protective cover made of a durable canvas type material. Only the sling points and wheels may be exposed. There must be access to the steering wheel. Each car must have its steering wheel attached.
C. THE SHIPPER ACCEPTS FULL AND SOLE RESPONSIBILITY FOR ANY DAMAGE CAUSED TO THEIR CAR, IN ANY MANNER, IF IT IS SHIPPED WITHOUT AN APPROPRIATE PROTECTIVE COVER.
D. The appropriateness of any cover shall be determined by representatives of CART and the Promoter. Plastic wrapping material shall be presumed to be not appropriate.
E. Because slick tires are prone to nicks, cuts and are prone to deflation, cars must be presented on rain tires. These tires are to be considered for transportation only, for the protection of the car and Promoter shall not be responsible for any damage to tires. Tires must be in good condition and fully inflated when presented. Deflated tires present a safety hazard in flight as well as to the safety of the car.
F. THE SHIPPER ACCEPTS FULL AND SOLE RESPONSIBILITY FOR ANY DAMAGE CAUSED TO THEIR CAR, IN ANY MANNER, IF IT IS SHIPPED WITHOUT RAIN TIRES.
G.       Cars must be drained completely of fuel.
H.       Cars must be drained as completely as possible of all other fluids.
I. The Promoter may refuse transportation of any car that is, in the opinion of the CART representative and the Promoter, inappropriately presented.

8.       PRESENTATION OF GENERAL FREIGHT
         -------------------------------

Most of the damage to freight is caused by poor packaging, and could be prevented by better care and proper packaging.

A. All items shipped must be squared to the maximum extent possible, without protrusions. The exception to this is the wheel packaging.
B.       All freight must be capable of stacking.
C. No item shipped will have wheels or casters on it. Timing stands etc. must be shipped without wheels, or with wheels that can be retracted, removed or covered in such a manner that the covers form a skid.
D.       ITEMS WITH EXPOSED WHEELS OR CASTERS WILL BE REFUSED FOR SHIPMENT.
E. The Promoter is not responsible for nicks, scratches and other damage caused to the outer cover by normal wear and handling. Cloth type coverings do not constitute protective packaging of general freight.
F. Timing Stands are subject to stacking, and must be properly protected. We recommend a tubular external frame be installed for protection. Because of the high weight of Timing Stands, we recommend that skids are installed and the bottoms are reinforced to protect them when using forklifts. (See D.)
G. Boxes and shipping containers should meet normal Airline Transportation Association (ATA) standards, for packaging and freight shipment. Except in very limited circumstances, cardboard boxes will not be considered acceptable packaging.
H. All containers should be water-resistant. Shippers must recognize that all the freight is liable to be loaded, off-loaded, and transported by truck, in rain or snow. The Promoter shall not be liable for any damage caused by weather.
I. The weight of an item should be distributed over the greatest possible area. This is to protect other freight and to comply with airline regulations. As a guide, no item when resting on its shipping base should exert a pressure greater than 10 pounds per square inch.
J. Containers will be loaded and unloaded using a fork lift truck. The bottom of containers must be reinforced for this purpose.
K. All containers must contain appropriate padding and cushioning for their contents, considering that they will be transported over rough roads. The Promoter shall not be responsible for damage that could have been prevented by proper padding or cushioning.
L. All items must be clearly marked with the shipper's name on each side. In addition, must indicate an item number for customs documentation. All items should be numbered sequentially (i.e. Box 26 of 50) and clearly marked by shipper.
M. Containers that need to be shipped in one particular direction must have arrows clearly marking which direction is considered "up". These markings must be visible from each direction.
N. Containers containing liquids of any type must indicate this clearly on the outside of the box. All containers must be spill-proof and tight and must be capable of withstanding the normal changes of pressure and temperature of airfreight travel.
O. Any containers that in the opinion of the Promoter and CART require special handling (for example top stacking) shall not be included in the shipper's allowance and shall be charged at 150% of the basic fee (i.e. $6.97 per pound).

P. The Promoter may refuse transportation of any freight that is, in the opinion of the CART representative and the Promoter, inappropriately presented, or the shipper may be instructed to re-package the freight or the shipper may be charged the special handling fee.

9.       HAZARDOUS MATERIALS
         -------------------

A. Hazardous materials must be packed and documented by the hazardous materials specialists designated by the Promoter. The designated hazardous materials specialists for ____________________________shall be ________________________. Contact _____________________________
B. Packaging and documentation of hazardous materials will be at the shipper's expense.
C. Certain classes of materials are prohibited. Shippers must consult the hazardous materials specialists well in advance for further information. Shippers must contact the Promoter for any variance from this list. Variances shall be made in consultation with the CART logistics office and the hazardous materials specialists.
D. The following items are commonly used by motor racing teams and are amongst those considered to be hazardous cargo and should be avoided:

                  Acetone / aerosols / fiberglass repair kits / acid batteries / methylated spirits / brake cleaner / 3M structural adhesives / white spirit / liquid polish / isopan kits / glass cleaner / 1,1,1, trichloroethylene / special araldite adhesives / redux adhesives / paints, paint thinners & adhesives / fuel / fire extinguishers / WD 40 / S.P. resin & hardener kits / petrol tank repair kits / seat foam part A&B trichloroethylene.

         This is not a complete list. Shippers must consult the hazardous materials specialists well in advance for further information.

10.      CUSTOMS
         -------

GENERAL
-------

A. The ultimate authority to export/import goods into any country is the responsibility of the individual inspector at each port. This authority may supersede the regulations and directives herein and may supersede any directive issued by the government as it pertains to the special status of an event. Therefore, it is necessary that all persons present themselves, their cargo and their documentation in an appropriate and orderly manner.
B. Inappropriate items (any contraband, controlled substances, firearms, agricultural products, and food stuffs or alcoholic beverages) or any items in excess of the goods required for the event must not be transported across international borders.

C. FAILURE TO FOLLOW PROCEDURES, MAKING FALSE DECLARATIONS AND THE TRANSPORTATION OF INAPPROPRIATE ITEMS IS ILLEGAL. VIOLATORS ARE SUBJECT TO THE CONSEQUENCES PROVIDED FOR UNDER THE REGULATIONS, LAWS AND STATUTES OF THE JURISDICTIONS INVOLVED AND ARE SOLELY RESPONSIBLE FOR THOSE CONSEQUENCES. FURTHER VIOLATORS MAY BE SUBJECT TO PENALTIES UNDER THE CART RULE BOOK FOR ACTIONS DETRIMENTAL TO THE CORPORTION.
D. All items are being shipped temporarily. Everything will be re-imported into the United States regardless of condition.
E. ALL CONTAINERS MUST CONTAIN EXACTLY THE SAME CONTENTS ON THE RETURN FLIGHTS AS THEY DID ON THE departure.
F. The shipper shall bear full and sole responsibility for the cost of delays, fines, duties or any other costs that may be caused by in-accurate paper work by the shipper. All shippers are hereby warned that their freight is liable to impoundment or confiscation, or may be liable for duties if their paperwork is inaccurate. The Promoter shall not be responsible for any such action in cases where the shipper provided inaccurate paperwork.

ENGINES
-------

Engines are an extremely sensitive issue with Customs in every country. All engines must have their serial numbers stamped into the metal area of the block, in an easily accessible and highly visible area. The Team or engine supplier must attach a conspicuous tag with the serial number in the general area that the serial number is stamped. This must be the case on both the in-bound and out-bound flights.

DOCUMENTATION
-------------

A. All documentation must be presented typed. CART and the Promoters have developed computer-based versions of all documentation required (INCLUDING THE U.S. CUSTOMS FORM 4455 IN ACROBAT PDF FORMAT). All shippers must use these versions of these documents. They are provided along with blank documents in this manual. Additional copies may be obtained from the CART logistics department. All final versions of the documents must be presented to CART at departure prior to export. These documents are to be presented in this order.

         1.   United States Customs Form 4455 (Appendix A)
         2.   Manifest (Appendix B)
         3.   Temporary export letter (Appendix C)
         4.   Commercial Invoice (Appendix D)
         5.   Special power of attorney (Appendix E)
         6. Documentation supporting the original importation and payment of duty for each car that was not manufactured in the U.S. and a EPA Vehicle Exemption Certificate is required and must accompany each manifest.
         7.   Property Loss Notice (Appendix F)

B. Shippers must complete a U.S. customs Form 4455, Certificate of Registration, indicating each major item by serial number (chassis and engines), the number of other pieces being shipped and the total counts and value. (Examples are provided in Appendix A).
C. Shippers must complete an itemized manifest. This manifest MUST be completed using the forms provided on the Document Disk. Microsoft Excel 4.0 for WIN 3.1/WIN 3.11 or MS Excel 7.0 for WIN 95 is required to run this form. This computerized version of the manifest has been developed by CART and the Promoters to provide uniform reporting to Customs and is easy to operate. The shipper is responsible for making sure that the manifest is accurate, that all the items in each box are there, and that all the items in each box are recorded on the manifest. (Examples are provided in Appendix B). ONE (1) ORIGINAL, SIX (6) PRINTED COPIES OF THE MANIFEST WITH THE COMPLETED DOCUMENTATION ON THE ORIGINAL DISKETTE PROVIDED BY CART.
D. Shippers must provide ONE (1) ORIGINAL AND SIX (6) COPIES of a cover letter on company letterhead briefly outlining the reason for the temporary export, for each freight movement. The text for these documents is on the document disk. (Examples are provided in Appendix
         C) ONE (1) ORIGINAL, SIX (6) PRINTED COPIES OF THE MANIFEST WITH THE COMPLETED DOCUMENTATION ON THE ORIGINAL DISKETTE PROVIDED BY CART.

         A COMPLETED COPY OF THE FOLLOWING MUST BE PROVIDED ON THE DISKETTE PROVIDED BY CART:

         1.   UNITED STATES CUSTOMS FORM 4455 (APPENDIX A)
         2.   MANIFEST (APPENDIX B)
         3.   TEMPORARY EXPORT LETTER (APPENDIX C)
         4.   COMMERCIAL INVOICE (APPENDIX D)
         5.   SPECIAL POWER OF ATTORNEY (APPENDIX E)
         6. DOCUMENTATION SUPPORTING THE ORIGINAL IMPORTATION AND PAYMENT OF DUTY FOR EACH CAR THAT WAS NOT MANUFACTURED IN THE U.S. AND A EPA VEHICLE EXEMPTION CERTIFICATE IS REQUIRED AND MUST ACCOMPANY EACH MANIFEST.
         7.   PROPERTY LOSS NOTICE (APPENDIX F)

         ALONG WITH YOUR DISKETTE, PLEASE PROVIDE TWO (2) PIECES OF BLANK COMPANY LETTERHEAD.

E. Shippers must complete and execute the Special Power of Attorney to the Vice President of Logistics for CART. This must be executed by an officer of the corporation, witnessed and notarized. This document is provided on the document disk (Examples are provided in Appendix E) this document is required by Customs.

11.      FACILITIES ACCESS
         -----------------

A. Prior to the event during the load-up, airlift, cargo transfer and breakdown of equipment, and again after the event, airport facilities, pit lane and garage areas are considered restricted customs areas. All shippers must be aware that access will be strictly limited and that appropriate behavior is expected at all times. Shippers may not have access to their cargo at all times. Until the cargo has been released by customs in each jurisdiction, shippers should request access through the representatives of CART and the Promoters. Shippers must carry their CART credential for verification.
B. During the cargo operation, access to cargo even when not under the control of customs will be limited.


12.      GIVEAWAYS, RESALE OR COMMERICAL GOODS.
         --------------------------------------

Shippers MAY NOT ship items for Giveaways, Resale or Commercial goods. Any waiver from this requires special separate arrangements and must be arranged in writing well in advance with the Promoter and CART.

13.      INSURANCE OF EQUIPMENT
         ----------------------

A. The Promoter is responsible for providing insurance against loss or damage of the equipment owned by those shippers identified in clause 2 of these regulations. This insurance covers the equipment at times when the equipment is under the care, custody and control of the Promoter. This commences at the point at which the equipment is accepted for shipment by the Promoter and ends at the time when the equipment is delivered to the event site. It recommences at the point where the equipment is accepted by the Promoter for shipment to the United States (usually at the garage) and ends when the equipment it returned to the shipper.
B. The Promoter is only responsible for insuring equipment at the time of the main shipment. Equipment shipped by other means, at other times, is shipped at the shippers own risk, unless a prior arrangement is made in writing with the Promoter.
C. All claims for damages must be made in writing to the Promoter within seven calendar days following the final shipment of the equipment to the United States. No further claims may be considered. A copy of the initial claim form is attached as (Appendix F). Shippers are advised to make claims at the earliest possible time. Initial claims forms may be faxed to the Promoters, or may be mailed, so long as they are postmarked within the seven-day limit.
D. The shipper must be as specific as possible in claiming damages and pictures of claimed damage should be included.
E. No claims may be made on items that have been impounded or delayed in shipment by the customs service of any country in cases where the delay is attributable to errors in the paperwork of the shipper.
F. The Promoter will not accept either direct or consequential liability for damages for individual items presented for shipping that do not meet the size and weight packaging limits specified above, or which do not meet the packaging standards set forth above.
G. The Promoter is responsible for replacement costs only, and is not responsible for any consequential liability or damages to the shipper.
H. There is a US$500 (five hundred dollar) deductible. No shipper may claim for any loss of damages under this limit. By using the freight movement, Shippers indicate that they expressly understand and accept this limitation.

14.      PAYMENT PROCEDURES
         ------------------

A. Payment is due for all bills "net 30" of the billing date. Any claims for adjustments or corrections of bills must be made within those thirty days. Bills are considered "past due" thirty days after the billing date, unless claims for adjustments are made within the thirty days, the due date will then be adjusted to reflect thirty days from the resolution of the claim.
B. Any amount considered past due would be forwarded to CART for assistance in resolution.
C. The Promoter reserves the right to require a deposit in advance from any shipper who ran a past due balance the previous year. The deposit may be up to 100% of the past due balance of the previous year. The Promoter reserves the right to refuse shipment of any freight over the shippers allowance if the shipper refuses to provide the required deposit. The Promoter shall inform the shipper of any required deposit thirty (30) days prior to the initial shipment of the freight.

15.      WAIVERS
         -------

A. All waivers to any part these regulations must be in writing and signed by the Promoter and CART prior to shipment.
B. No verbal representations, by any party shall bind the Promoter, CART or the airline. This includes any verbal representation that may be made by the Promoter, their employees or employees of CART.

                                  SCHEDULE "B"


                             INSURANCE REQUIREMENTS
                             ----------------------


In an effort to protect the interest of track owners, Organizers/Promoters, sponsors, CART, its Members and participants, CART has established certain minimum criteria for insurance coverage which must be in effect for all CART Events.

The insurance requirements for CART events consist of the following areas of insurance coverage:

         1.  Spectator Liability Insurance;
         2.  Participant Legal Liability Insurance; and
         3.  Participant Accident Insurance.

The minimum specifications and requirements for acceptable coverage are:

         $20,000,000 LIABILITY INSURANCE  (coverage must be primary)


1.  POLICY FORM
    -----------

The policy must be a Comprehensive General Liability form and may be either a manuscript Automobile Racing policy or a Commercial General Liability policy with endorsements that provide the amendments required to cover automobile racing events.

Coverage provided must include, but shall not be limited to:

         A.       Spectator/Public Bodily Injury Liability.

         B. Participant Legal Liability - that is, coverage for bodily injury claims from "participants" and must include participant to participant liability.

         C.       Property Damage Liability
                  1. Including participants' property except when in restricted areas.
                  2.       No more than a Fifty Dollar ($50.00) deductible.

         D. Refreshments/Products Liability including Concession Hard Goods and Host Liquor Liability.

         E. Personal Injury Liability, including false arrest, detention, imprisonment or malicious prosecution, libel and slander; wrongful entry or eviction.

         F.       Mobile Equipment Liability.

         G. Primary Medical Malpractice Liability covering all medical personnel - employed or volunteer.

         H.       Non-owned Aircraft Liability.

         I.       Off Premises Sign Liability.

         J. Official Vehicle Physical Damage - Two Hundred Fifty ($250.00) Dollar maximum deductible. An official vehicle is a vehicle on the racetrack premises which is allowed access into "restricted" areas. This includes but is not limited to an ambulance, fire truck, tow truck, or pace car.

         K.       Contractual Liability.


2.  MINIMUM LIMITS OF COVERAGE
    --------------------------

CART reserves the right to change insurance limits as long as ninety (90) days notice is given to Organizer/Promoter.

         A. 2001 Event - $20 million combined single limits per occurrence for Bodily Injury and Property Damage with no aggregate limit.

         B. 2001 Event - $10 million minimum for Participant Legal Liability. Subsequent Events subject to 50% of limits in place in paragraph 2A.

         C. 2001 Event - $1 million Medical Malpractice Liability with $1 million aggregate per incident. Coverage to include Medical Professionals. (See paragraph 1 [G]).


3.  NAMED INSUREDS
    --------------

Must include:

         A. CART, Inc., and Championship Auto Racing Teams, Inc. and their subsidiaries, officers, team owners, directors and employees; Federal Express Corporation; other co-Series sponsors.

         B. CART reserves the right to add, with written notification, additional named insureds provided however, that such notice be given no later than sixty (60) days prior to the Event.

4.  PERSONS INSURED
    ---------------

Must include:

         All participants, entrants, sponsors for this Competition, Event or the Series of which the Competition is a part, or of a Competition vehicle, and CART Members. The definition of participants must include drivers, mechanics, pitmen, officials of the race, and those assisting the officials, event staff, announcers, emergency and safety crews and security personnel and all other persons allowed access to restricted areas. Such definition also applies to CART and support series events.


5.  WAIVER AND RELEASE FROM LIABILITY
    ---------------------------------

The insurance policy must require the utilization of a system at all CART Events which secures properly executed and signed "Waiver and Release from Liability" forms from all participants. The procedure for obtaining such executed waivers from CART participants shall be determined by CART.


6.  GENERAL SPECIFICATIONS
    ----------------------

         A. The insurer must be admitted or approved to write insurance in the state, province and country where the insured track is located. The broker or agent must be licensed to transact business in the state, province and country where the track is located. It is Organizer/Promoter's responsibility to inform all participants of all coverages and conditions available throughout the Event.

         B. The insurer must have a minimum of a "Best A rating", and the name of the insurer must be supplied to CART for the purposes of confirmation.

         C. The insurer must formally agree to send duplicate notice of cancellation to CART in the event of cancellation a minimum of thirty (30) days in advance of the cancellation. The reason for the cancellation must be included with this notification. The insurer must also formally agree to immediately notify CART of each instance of the insured's failure to remit proper premium or other required payments.

         D. The agent or broker must submit a narrative explanation of systems, procedures and authority for adjusting and paying claims.


7.  PROCEDURES FOR OBTAINING APPROVAL OF AND UTILIZING INSURANCE COVERAGE
    ---------------------------------------------------------------------

         A. Any request or submission for approval of insurance coverage not meeting the minimum specifications and requirements or procedures will not be accepted.

         B. To obtain approval for sources of insurance, Organizer/Promoter or its insurance broker must submit a certified true specimen copy of the proposed policy forms to CART at least ninety (90) days prior to the first day of the Event.

         C. CART will notify the party submitting the request in writing of the acceptance or rejection of insurance submissions within fifteen (15) days of receipt of the submission. Only formal written approval of the acceptance of insurance coverage by CART shall be considered valid.

         D. Upon acceptance, Organizer/Promoter must provide CART a certified true copy of the actual policy of insurance issued to track operators or Organizer/Promoter at the time of issuance and no later than thirty (30) days prior to the first day of the Event.

         E. Should Organizer/Promoter fail to comply with the above requirements, CART shall have the right to purchase the insurance and obtain reimbursement from Organizer/Promoter.


8.   PARTICIPANT ACCIDENT INSURANCE FOR CART PARTICIPANTS
     ----------------------------------------------------

Organizer/Promoter shall reimburse CART for the cost of participant accident disability, medical and life insurance which minimum coverages for 2000 are as follows:

         Accidental Death and Dismemberment                          $ 50,000.00
         Primary Accident Medical                                    $150,000.00
         Excess Major Medical        -      Champ Car drivers        $850,000
                                            All other participants   $350,000.00
         Weekly Disability (to 104 weeks)                            $    250.00
         Monthly Disability (to 48 months)                           $    300.00


9.  PARTICIPANT ACCIDENT INSURANCE FOR NON-CART PARTICIPANTS
    --------------------------------------------------------

Organizer/Promoter shall provide participant accident insurance for all non-CART participants at the Event with minimum limits of:

         Accidental Death and Dismemberment                          $25,000.00
         Medical                                                     $50,000.00
         Weekly Indemnity (to 104 weeks)                             $   100.00

                                  SCHEDULE "C"


                            UNIFIED CREDENTIAL SYSTEM
                            -------------------------
                         AND FACILITY ACCESS PROVISIONS
                         ------------------------------


CART SEASON CREDENTIALS (PLASTIC PICTURE IDENTIFICATION)
--------------------------------------------------------

Picture identification cards will be issued to CART participants as provided for in this Agreement. Persons issued this credential may only use this credential as expressly allowed for by the CART Rule Book, and only applies as to their need or function. Any change in costs agreed to by the Promoters' Association and CART will supersede the costs included in this Schedule "C".


A.  TEAMS
    -----

Each CART Owner Membership is entitled to a maximum of fifty (50) CART picture I.D. license/credentials upon acceptance of application and payment of fees due CART. Additional license/credentials may be purchased consistent with the CART/Promoter Credential and Motorhome Policy, attached as Exhibit 1 to this Schedule C. Revenues derived from such purchases less $25.00 per credential will be divided equally among all CART Organizer/Promoters.

These license/credentials are to be issued to team members, i.e., owner, team manager, chief mechanic, crew members, designated team and/or sponsor public relations representative and any other associates the owner desires within the allotted maximum number. This credential will permit access to the facility and restricted areas including the pit area at all times during any CART Event. At specified Events, a limited number of special credentials will be issued to allow only necessary and appropriate personnel access to the pit area thirty
(30) minutes prior to and during the CART race.


B.  DRIVERS
    -------

Each driver will be issued a permanent CART picture license/credential. An additional picture license/credential will be issued to the driver's spouse or companion. Both credentials will permit access to the facility and restricted areas including the pit area at all times during any CART Event. At specified Events, a limited number of special credentials will be issued to allow only necessary and appropriate personnel access to the pit area thirty (30) minutes prior to and during the CART race.


C.  OFFICIALS
    ---------

Each CART official will be issued a permanent CART picture I.D. license/credential. This credential will permit access to the facility and restricted areas including the pit area at all times during any CART Event. At specified Events, a limited number of special credentials will be issued to allow only necessary and appropriate personnel access to the pit area thirty (30) minutes prior to and during the CART race.


D.  SUPPLIERS AND AWARD PROVIDERS
    -----------------------------

A reasonable number of suppliers and award providers will be issued credentials as determined by CART. cart shall provide the company name and role for each of the individuals to whom credentials are being provided. These credentials will permit access to the facility and restricted areas including the pit area at all times during any CART Event. At specified Events, a limited number of special credentials will be issued to allow only necessary and appropriate personnel access to the pit area thirty (30) minutes prior to and during the CART race.

Each CART authorized supplier may request annual credentials for any number of persons provided that these persons are bona fide members of the supplier's support team needed at the track. Five (5) such credentials will be issued at no charge. For each cart team supplied, one (1) additional credential will be provided. All credentials issued over and above the allotted number will be charged at a price of $500.00 per credential. Revenues derived from such purchases less $10.00 per credential will be divided equally among all CART Organizer/Promoters. CART has the right to review all requests and, if necessary to ask for a clarification of the role to be performed by each person for whom a credential is requested. If a supplier acquires a credential for a third party under this system (i.e. for a person that is not a bona fide member of the supplier's support team needed at the track), all credential privileges will be revoked.

Each CART authorized award provider shall be entitled to a maximum of five (5) credentials at no charge. Additional credentials may be purchased at a cost of $100.00 each per season. Revenues derived from such purchases less $10.00 per credential will be divided equally among all CART Organizer/Promoters.


E.  MEDIA
    -----

CART will issue a limited number of credentials to nationally and internationally recognized journalists and photographers covering the majority of Series Events on assignment for recognized media. They will clearly be marked "MEDIA" and "MEDIA PHOTO" respectively. All media and photo credentials will permit access to the facility and restricted areas including the pit area and media center at all times during any CART Event. At specified Events, a limited number of special credentials will be issued to allow only necessary and appropriate personnel access to the pit area thirty (30) minutes prior to and during the CART race.


F.  TELEVISION PRODUCTION
    ---------------------

Television talent, key production staff and season-long television production crew members are credentialed and marked "Network TV". All "Network TV" credentials will permit free and unrestricted access to the facility and all associated areas including the pit area and media center at all times during any CART event. Individuals accredited by this CART Season Credential marked "Network TV" should receive access to the same areas as any Event credential issued by CART or the promoter to the television production crews. At specified Events, a limited number of special credentials will be issued to allow only necessary and appropriate personnel access to the pit area thirty (30) minutes prior to and during the CART race.


G.  SPONSORS
    --------

A reasonable number of CART sponsors will be issued credentials as determined by CART. cart shall provide the name, company name and role for each of the individuals to whom credentials are being provided. These credentials will permit access to the facility and restricted areas including the pit area at all times during any CART Event. At specified Events, a limited number of special credentials will be issued to allow only necessary and appropriate personnel access to the pit area thirty (30) minutes prior to and during the CART race.

Each CART sponsor shall be entitled to a maximum of five (5) credentials at no charge. Additional credentials may be purchased at a cost of $500.00 each per season. Revenues derived from such purchase less $50.00 per credential will be divided equally among all CART Organizer/Promoters.


EVENT CREDENTIALS (PROVIDED BY THE ORGANIZER/PROMOTER)
------------------------------------------------------

A.  ISSUED BY CART:
    ---------------

         1.  ASSISTANTS
             ----------

         Organizer/Promoter shall make Event credentials available to CART for those persons assisting CART Officials. These credentials shall be the same type of credentials as those issued by Organizer/Promoter to others assisting in the production of the Event and will permit access to the facility and restricted areas including the pit areas at all times during any CART Event. At specified events, a limited number of special credentials will be issued to allow only necessary and appropriate personnel access to the pit area thirty (30) minutes prior to and during the CART race.

         2.  SPONSORS
             --------

         For each Owner Membership accepted by CART the entrant may be entitled to a maximum of twenty (20) credentials per accepted membership for team sponsors. These credentials will permit access to the facility and restricted areas during CART activities. Access to the pit area will be terminated thirty (30) minutes prior to the start of and during the CART race. Each credential purchased hereunder shall apply to all CART sanctioned events during the season and shall be purchased at a cost of $50.00 for each circuit on the schedule. Revenues derived from such purchases will be divided equally among all CART Organizer/Promoters.

         3.  ADDITIONAL CREDENTIALS, PASSES, TICKETS AND PARKING
             ---------------------------------------------------

         Organizer/Promoter will provide CART with additional credentials, passes, tickets and parking to be utilized as stated below for distribution at the discretion of CART.

         (a)  CREDENTIALS AND PASSES

         General - Up to three Hundred (300) credentials for distribution by CART; Access to the pit area will be terminated thirty (30) minutes prior to the start of and during the CART race; cart shall provide Organizer/Promoter with a detailed list of credential recipients within 14 days following the Event.


         Drivers - Four (4) credentials to each participating CART driver;

         Broadcast Partners (U.S. and International Television and CART Radio) - Organizer/Promoter will provide all broadcast partners with specifically designated all access "Network TV" credentials, which accord production personnel free and unrestricted access to the site of the event and associated areas otherwise restricted to the general public. These areas are to include the media center, pit lane, paddock, television compound, camera locations, announce booths, hospitality areas, and trackside access for the sole purpose of producing television coverage of the Event. This "Network TV" credential should be restricted for distribution to and use by authorized workers only under the direction of CART. At specified Events, a limited number of special credentials will be issued to allow only necessary and appropriate personnel access to the pit area thirty (30) minutes prior to and during the CART race.

         (b)  TICKETS

         General - Seventy-Five (75) tickets (deluxe grand stand seating) for use by CART ; any tickets over the seventy-five (75) shall be purchased by CART at face value. Tickets shall be provided thirty (30) days prior to race day.

         Television Network -


         (c)  PARKING

         U. S. Television Network - Parking passes shall be provided by Organizer/Promoter up to a total of (64) sixty-four; Forty (40) should allow parking adjacent or as close as possible to television compound, with another twenty (20) providing convenient access to overflow parking; Four (4) service vehicle passes shall also be provided to allow delivery and servicing of equipment to all areas of Event. CART to coordinate; notwithstanding the foregoing requirements of general application, the parties acknowledge Organizer/Promoter's space limitations, and such requirements shall be subject to mutual agreement between Organizer/Promoter and CART for these Events.

         International Television Networks - Parking passes shall be provided by Organizer/Promoter up to a total of (17) for ESPN International. Ten
         (10) should allow parking adjacent or as close as possible to the television compound with another five (5) providing convenient access to overflow parking. Two (2) "service" vehicle passes shall also be provided to allow delivery and servicing of equipment to all areas of event. Additionally, four (4) parking passes shall be provided for each other attending international network (excluding ESPN International), preferably located as conveniently as possible to the television compound. CART to coordinate.

         CART Radio Network - Parking passes shall be provided by Organizer/Promoter up to a total of (4) four, including three (3) preferably in a location as close as possible to the radio announce booth, and one (1) "service" vehicle pass to allow for delivery or servicing of equipment to all areas of event. CART to coordinate;

         Media - At least fifty (50) parking spaces shall be provided by Organizer/Promoter for media personnel credentialed by CART in the vicinity of the media center, with convenient overflow parking.

         Competitor Hospitality Space - Each entrant (i.e., each separately entered car/driver combination) shall be afforded, at a discounted price, an area for hospitality and shall be provided a discounted hospitality package.

         Owners/Drivers/Team Affiliates/CART Officials & Staff - Organizer/Promoter will designate a parking area which will accommodate owners, drivers, team affiliates and CART officials and staff. Such area will be located in close proximity to the paddock and/or garage area. CART owners and drivers will have access to park in the paddock or motor coach areas. The number of passes required will be mutually agreed upon by Organizer/Promoter and CART's Registration Manager.

         Suppliers and Manufacturers - Organizer/Promoter will provide parking and work areas in the paddock for suppliers and manufacturers that provide entrants with products and services.


B.  ISSUED BY PROMOTER:
    -------------------

         1.  RACE PIT CREDENTIALS
             --------------------

         This Event credential, provided by Organizer/Promoter for issue by the Organizer/Promoter and CART allows the bearer access to the facility, paddock/garage and the pit area at any time during a weekend racing Event. At specified Events, a limited number of special credentials will be issued to allow only necessary and appropriate personnel access to the pit area thirty (30) minutes prior to and during the CART race. Persons with this credential must remain behind the pit wall during on track activity. The dress code will be in effect during races with scheduled pit stops.

         2.  PRACTICE & QUALIFYING CREDENTIALS
             ---------------------------------

         This Event credential, provided by Organizer/Promoter for issue by Organizer/Promoter and CART allows the bearer access to the pit area during all on track activity except races when scheduled pit stops are a part of the race. Persons with this credential must remain behind the pit wall during on track activity. The bearer must leave the pit lane thirty (30) minutes prior to the start of a race with scheduled pit stops.

         3.  REDEEMABLE CREDENTIAL
             ---------------------

         This credential provides the bearer general admission and paddock/garage area access, but does not allow admission into other restricted areas. To gain access to the pit area, the bearer must present the credential for validation or reissue and sign the proper waiver at a redemption center. The redemption center will be operated by CART or Organizer/Promoter and will be located in the infield, paddock or other area mutually agreed upon by CART and Organizer/Promoter. The purpose of this credential is to allow distribution of credentials to V.I.P.'s that would be issued a pit access credential prior to the Event. This system will ensure easy access to the facility and not allow pit access until the proper waiver is signed.

         4.  OTHER ACCESS IDENTIFIERS
             ------------------------

         There are other access identifiers that are used in conjunction with the above three credentials to allow access into specific restricted areas (trackside access, media center access, etc.) that are provided by Organizer/Promoter for issue by Organizer/Promoter and CART. Organizer/Promoter agrees to provide a list to CART, two (2) weeks in advance of the Event, of all local and regional TV broadcasters accredited by Organizer/Promoter, for the Media Center area.


C. All credentials shall be plainly marked "RACE PIT" or "PRACTICE & QUALIFYING PIT", "MEDIA", "MEDIA PHOTO", etc. Terms such as "HOT PITS" or "COLD PITS" are not acceptable.

RULES
-----

         1.       Credentials are not transferable.

         2. Persons in restricted areas may not enter team areas unless invited, must obey the instructions given by CART officials and security personnel in regards to their safety and well being and may not interfere in any way with the activities of CART participants or the Event. All credentialed persons are bound by the rules set forth in the CART Rule Book which pertain to conduct and safety.

         3.       Persons not properly attired must leave the pit area thirty
                  (30) minutes prior to the scheduled start of the race. Proper attire is defined as including the following tenets:

                           A.       Shorts are not permitted.
                           B. Shirts fully covering the shoulders must be worn at all times.
                           C.       Open-toe shoes are not permitted.

         4. Minors, i.e., persons under the age of eighteen (18) or the legal age of majority in the applicable jurisdiction if greater than the age of eighteen (18), are not permitted in the pit area at any time.


IMPLEMENTATION
--------------

         1. All security guards, gate guards, pit workers, registrars and staff members with activities that may be affected by this policy, will be notified of this policy.

         2. All CART Owners, Drivers, Team Managers, Chief Mechanics and corporate Sponsors will be notified of this policy.

                                    EXHIBIT 1



A.       CREDENTIALS

-------------------------------  ---------------  --------------  --------------
Number of Credentials            2000             2001            2002
per Entry
-------------------------------  ---------------  --------------  --------------

-------------------------------  ---------------  --------------  --------------
                          0-50   Entitlement      Entitlement     Entitlement
-------------------------------  ---------------  --------------  --------------
                         51-80   $375.00          $395.00         $415.00
-------------------------------  ---------------  --------------  --------------
                        81-100   $600.00          $630.00         $660.00
-------------------------------  ---------------  --------------  --------------
                       101-130   $1,000.00        $1,050.00       $1,100.00
-------------------------------  ---------------  --------------  --------------

-------------------------------  ---------------  --------------  --------------
Pre-Paids                        $50.00           $50.00          $55.00
-------------------------------  ---------------  --------------  --------------

                                  SCHEDULE "D"


                    CO-SERIES SPONSOR AND OFFICIAL PACE CARS
                    ----------------------------------------


PACE CARS
---------

The pace cars provided by CART or its designee will serve as the Official Pace Cars at all CART Events sanctioned by CART and shall be the only pace cars referred to as "Official Pace Cars" in any advertising, publicity, or promotion of a CART Event by the Organizer/Promoter. Track announcers shall identify such pace cars during the parade laps and continue to identify the starting pace car when it starts the race and when it is on the track during caution flag periods.


TICKETS AND CREDENTIALS
-----------------------

Organizer/Promoter shall provide choice seating locations for CART's Official Pace Car provider and/or other designated co-Series sponsor when it makes ticket purchases for its customers at the same rates, including discounts, provided any other corporation or group. Also, Organizer/Promoter shall provide CART's Official Pace Car provider and/or other designated co-Series sponsor with a reasonable number of pit passes and parking stickers at no cost.


PROGRAM
-------

Organizer/Promoter shall provide CART's Official Pace Car provider and/or other designated co-Series sponsor with one (1) full-page, full color ad, for which color separations shall be provided to Organizer/Promoter, and one (1) full-page of editorial in the Event program at no cost.


NEWS RELEASES
-------------

CART's Official Pace Car provider and/or other designated co-Series sponsor shall be identified in all news releases and publicity issued by Organizer/Promoter.


DISPLAY IN WORK AREA
--------------------

Organizer/Promoter and cart shall mutually agree upon an area for the display and maintenance of the Official Pace Car fleet to be provided by Organizer/Promoter.


PACE CAR ON TRACK ACTIVITIES
----------------------------

The Event schedule will include time for pace car on track activities. The scheduling (placement and allotted time) of these activities will be consistent with Paragraph 29 of the Organizer/Promoter Agreement and SCHEDULE E.

OFFICIAL CARS
-------------

In the event that Organizer/Promoter is able to obtain an official car from a national automobile manufacturer and/or its local auto dealer, the parties agree to designate that car as the Official Car of the Event and Organizer/Promoter shall obtain any revenue derived as a result of the participation of the national automobile manufacturer and/or its local dealer as a sponsor. In the event that the national automobile manufacturer from which Organizer/Promoter obtains a car is a manufacturer of a participating pace car (whether such car is obtained by the Organizer/Promoter directly from the manufacturer or from a local dealer), CART agrees that such official car, if represented in the Official Pace Car fleet, or if not so represented, such other model produced by said manufacturer which is represented in the Official Pace Car fleet as may be selected by such manufacturer shall be designated by CART as the Official Pace Car of such Event.

                                  SCHEDULE "E"


                                EVENT ACTIVITIES
                                ----------------


CART ACTIVITIES
---------------

         The appropriate (road course, oval or 500 mile) standard CART schedule will be in effect at all Events, including the "time certain" requirements as implemented by CART.


RACE SCHEDULE FORMAT
--------------------

         Schedules will be time certain. All sessions will start and end (excluding Champ Car qualifying sessions(s)) according to the official CART published schedule for the Event.


OFFICIAL SUPPORT SERIES AND PACE CAR ACTIVITIES
-----------------------------------------------

         CART shall have the right to schedule, at any time during the Event, including race day, its support series events as part of the overall CART activities. Standardized schedules similar to the CART standard format schedules will be developed for Official Pace Car on track activities, and CART's support series, if any.


OTHER SUPPORT RACE ACTIVITIES
-----------------------------

         Any additional motor racing events must be approved by the CART Vice President, Competition, such approval not to be unreasonably witheld These activities will be scheduled in a manner which will minimize any interference with any scheduled CART, CART support series and Official Pace Car on track activities. Support activities should be selected to provide an appropriate complement to CART activities and must be a balanced program and offer good entertainment value to the fans. A one half-hour break between scheduled competition activities is recommended. All on track support activities should be sanctioned by a recognized FIA affiliate. If it is available, a formal sanction agreement executed between the sanctioning body and the event organizer will be on file with CART. This agreement must verify the performance and obligations of the sanctioning body and the event organizer and must not infer any organizational or operational responsibility to CART. These activities must be held in compliance with the sanctioning body's rules. The participant accident and liability insurance limits and carrier must be acceptable to CART. In addition, celebrity events must comply with the following:

         1. All drivers must have successfully completed both classroom and on track instruction.

         2. Race cars must meet the safety requirements prescribed by the sanctioning body of record and as a minimum must be equipped as follows:

                  a) A seat that provides proper driver support in case of impact.
                  b)       A five (5) point competition seat belt and harness.
                  c)       Rollover protection:
                           - roll cage for closed-wheel production-type or -based vehicles;
                           - roll hoop for sports race and open-wheel race cars.

                  d) The electrical system must include an accessible master switch and an impact/rollover switch. Both of these devices must interrupt the current to all onboard circuits.

         3. Historic and vintage car practice, qualifying, race or exhibition activities will not be scheduled as part of this Event. CART reserves the right to organize and sanction Historic Championship Car "Parade" activities.

         4. Only one race competition per CART sanctioned event weekend will be scheduled for any support race category.

         5. Commitments to live television coverage for support activities will not be allowed, as such activities will be interrupted by any delay in the schedule.

         6. The television production company for the Event is limited to the production of four (4) races on any given Event weekend, including all CART sanctioned races.


ENTERTAINMENT ACTIVITIES
------------------------

         Parades, exhibitions, stunts and other entertainment activities must be scheduled in a manner which will not interfere with any racing activity. CART does not accept any organizational or operational responsibility for these activities. These activities must be held in compliance with any applicable local, state or federal guidelines or regulations. Event liability insurance must be in place to cover these activities.

                                  SCHEDULE "F"


                         POST RACE PROCEDURES/ACTIVITIES
                         -------------------------------


The following post-race Victory Circle procedures are to be followed by all drivers, teams, sponsors, promoters, track and security personnel, P.R. representatives and the media. Procedures may vary at individual tracks by prior arrangement between Organizer/Promoter and CART. In the event of such change, notification will be made in the Drivers Meeting and in the Press Room.

The objectives of these procedures are to develop a uniform handling of the Victory Circle procedure in order to provide for a safe conclusion to the Event, protect the integrity of the live television coverage of the Event, and to present the winning drivers to the fans and the media in a organized fashion that showcases the sport, and the sponsors who support it, in the most positive way possible.

These procedures are meant to provide a guideline for the ideal handling of the conclusion of the Event. Some of these procedures or the order of them may be modified to take advantage of the physical properties of the Competition. It is not meant in any way to deter the spontaneity or enthusiasm associated with winning the race.


VICTORY CIRCLE PROCEDURES
-------------------------

1. The Victory Lane or Winner's Circle podium and backdrop shall be constructed to meet all specifications contained in CART's agreement with its Series title sponsor and shall be subject to the approval of cart, the Organizer/Promoter, and its Series sponsor. A photograph or sketch of the podium shall be provided to CART at least four (4) weeks prior to the Event; CART shall respond within three (3) days. The backdrop may not be covered over. Its appearance or function may not be changed without permission of CART.

2. Security sets temporary fencing across from the track at designated location near the finish line and along the side or sides of the track to form a "U" shape into which the cars will drive. Security will coordinate with the Assistant Technical Director. All personnel are reminded of the CART Rule Book which prohibits the crossing of the track and pit areas during any Competition.

3. Accredited photographers move behind security on up track side to await the top three (3) cars.

4. The top three (3) cars stop perpendicular to security line side by side. Or, alternately, winning car pulls into permanent track Victory Circle where available.

5. Security sets temporary fencing across track behind top three (3) cars, totally surrounding the cars, however, establishing two (2) entry points on opposite ends of the Victory Circle for access. The following personnel will be admitted, with appropriate accreditation: CART officials, Broadcast Partners, owners/teams, driver's immediate family, key sponsor executives, senior track and security, limited other personnel as determined by cart and the Organizer/Promoter. One of the two (2) entry points should be designated for the exclusive use of the drivers, owners/teams and CART officials.

6. CART Promotions Coordinator gives appropriate tire manufacturer hat to winner for television interviews. Television interviews will be conducted in the following order with priority given to live shows over tape:

         A.       Host TV broadcaster
         B.       Foreign TV broadcaster
         C.       Network radio-if live
         D.       Local radio-if live
         E.       CART Productions

         Note that with three (3) drivers available, some interviews may occur simultaneously. Live television will have preference of interviewing drivers one, two and three without wait. All other driver interviews may be conducted following trophy presentation.

         Teams, P.R. representatives, sponsors and others should respect the integrity of the television broadcast and act appropriately. All three
         (3) drivers should be respected. No unauthorized hats, products, signs, etc. may be thrust in front of Television cameras. No hats may be exchanged during televisions interviews or in front of the camera.

7. Title Sponsor Victory Podium Truck, if applicable, moves into position during interviews.

8. After all television/radio interviews, top three (3) drivers proceed to Victory Podium. Security will provide escort for drivers. In the event Television is still live, security will expedite same.

9. Drivers will be presented and interviewed by the track announcer on stage in the following order: 3-2-1.

10. Organizer/Promoter may designate and present additional awards as agreed by CART. Such agreement will not be unreasonably withheld. Any additional award presentation must follow the Event trophy presentation to the three (3) drivers and winning team owners.

11. Trophies are presented by executive presenters designated by Organizer/Promoter. Event title sponsor hats are worn. Beauty queens should not be on stage unless stated in pre-existing agreements with title sponsor, or otherwise in accordance with the promotional model program as agreed upon by CART and the Organizers/Promoters.

12.      Winning owner(s) are present on podium for presentation of Trophy.

13. First round of photography. Executive presenters and/or owner(s) leave platform.

14. CART Promotions Coordinator effectuates changes of driver's hats for still photography session(s). This sequence will not appear on television. Hats will be accommodated in the following order:

         A.       Series Title Sponsor(s)
         B.       Team Sponsor(s)
         C. Limited number of additional sponsor(s) only by prior agreement-time permitting

15. Organizer/Promoter retains the right to provide champagne which will not be sprayed until all photo sessions are concluded.


VICTORY LAP
-----------

Drivers should be showcased to the fans. CART News Managers may accompany drivers if sufficient space is available.

Upon completion of Victory Lap drivers proceed to Press Room for interviews. Security will provide proper escort.

The Victory Lap is optional at the discretion of Organizer/Promoter.

                                  SCHEDULE "G"

                 FEDEX SERIES MARKETING AND SPONSORSHIP PROGRAM
                 ----------------------------------------------

Pursuant to paragraph 29B of the Agreement, Organizer/Promoter shall provide at its expense except as otherwise specifically provided the following additional entitlements for the CART Series title sponsor Federal Express Corporation.

FEDEX SERIES MARKETING PROGRAM
------------------------------

Organizer/Promoter shall provide FedEx the following Series marketing entitlements, at no cost to CART or FedEx, except as otherwise stated:

A. Exclusivity in the "shipping" category, subject to Schedule H, including, but not limited to (i) on- site visibility; (ii) on-site sampling activities; and (iii) provider of routine delivery services;

B. The right to brand the program in any mutually determined manner within the defined category;

C. Twenty Thousand ($20,000.00) Dollars hospitality credit to be applied toward site/facility rental, food and beverage;

D. Right to use the term "Associate Sponsor" of each Event; and the rights that are assigned to an Associate Sponsor;

E.       Inclusion in the Event press kit;

F. One (1) full page, four-color advertisement in the Event souvenir program, with content determined by FedEx;

G. One (1) page of editorial in the Event souvenir program, with content determined by FedEx;

H. Ten (10) public address announcements over race weekend, with content determined by FedEx but subject to approval by CART, which approval shall not be unreasonably withheld;

I One hundred fifty (150) grandstand/admission tickets, and a discounted ticket pricing program for purchase of additional Event tickets for FedEx employees;

J.       One hundred fifty (150) paddock access credentials;

K. One (1) billboard visible to television exposure in addition to the Event signage rights accorded FedEx as the Series title sponsor as provided below;

L.       One 40' x 40' Expo/Sampling display space in the manufacturing midway;

M.       Right to use Event logo for promotional purposes;

N.       Competition trophies to be delivered to Victory Circle via FedEx truck;

O. One FedEx revenue operation (kiosk) located in CART paddock area for delivery service;

P.       Space for a FedEx cut-away truck display; and

Q. Series Logo or FedEx logo painted on grass or wall surface visible to television exposure, during the Event.

In consideration of the forgoing Series marketing entitlements provided by Organizer/Promoter, cart agrees to pay Organizer/Promoter a total amount equivalent to One Hundred Thousand ($100,000.00) Dollars for the 2001 Event, with such amount increased to One Hundred Fifty Thousand ($150,000.00) Dollars for the 2002 Event and thereafter increased by 2.5% annually through the 2006 Event in accordance with Paragraph 29B of this Agreement, which amount shall be deducted from the final payment of the Organization and Rights Fee for such Event.

FEDEX SERIES TITLE SPONSORSHIP RIGHTS
-------------------------------------

Organizer/Promoter shall provide FedEx the following Series title sponsorship rights at no cost to CART or FedEx, except as otherwise stated:

A. One (1) location for a painted sign highly visible to the principal grandstands and to television cameras covering the race. FedEx will assume responsibility and cost for painting the sign.

B. Preferential treatment in placement of temporary banners, signs, and flags at each track for CART Events only. Where there is a tower, or two towers, FedEx's banner shall be placed in a center location, separate and apart from all other signs and banners. FedEx shall receive at no charge at least two (2) choice locations at each track. Additional placement of FedEx signs and banners will be in such locations as may be determined by discussions between Organizer/Promoter and representatives of FedEx.

C. Series Logo or FedEx logo featured in all Event promotional activities, including news releases, posters, marketing brochures, souvenir programs, newspaper inserts, and all tickets;

D. Series Logo or FedEx logo prominently featured on the backdrop of all Victory Circle celebrations and media area backdrops; and

E. Right to hang one (1) banner on the Timing and Scoring tower (at tracks that have such a tower).

GENERAL
-------

A. Where applicable, FedEx shall supply in a timely manner, the necessary promotional material, color separations, body copy, hospitality requirements, and any other information required to accommodate such marketing and sponsorship entitlements.

B. All production costs associated with the aforesaid entitlements shall be the responsibility of FedEx.

                                  SCHEDULE "H"

               CARGO, TRAVEL ARRANGEMENTS AND OTHER ACCOMMODATIONS
               ---------------------------------------------------

DEFINITIONS
-----------

         "ENGLISH CUSTOMS SERVICE" means the applicable governmental body in United Kingdom United Kingdom purporting to exercise jurisdiction to tax in respect of the importation of goods into United Kingdom.

         "EXHIBITIONS CONVENTION" means the "Customs Convention concerning facilities for the importation of goods for display or use at exhibitions, fairs, meetings or similar events" done at Brussels on 8 June, 1961 as amended, supplemented or superseded from time to time including any convention in substitution thereof; also referred to as "special event" status;

         "EQUIPMENT" means the race cars and related accessories, parts, tires, tools, machinery, supplies and all items reasonably necessary for temporary use in United Kingdom by CART or any Team to enable CART to satisfy its obligations under this Agreement in respect of the Event;

         "FACILITY" means the area within which the Event is to be staged.

         "TEAM" means a CART entrant duly registered with CART and, where the context so permits or requires, includes its owners, drivers, officials, sponsors, mechanics and other crew members and personnel.

         "TEMPORARY ADMISSION" has the meaning ascribed to that term in the Exhibitions Convention.


AIR TRANSPORTATION
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1.       Obligations of Organizer/Promoter:

         A. Organizer/Promoter shall for each Event provide to CART's reasonable satisfaction the round trip air transportation from the United States of America for the Equipment for a maximum of thirty (30) Teams to participate in the Event. Such travel shall be in accordance with the Regulations for International Air Freight Movement for cart Championship Races, as amended from time to time, which is attached to this Schedule as
                  Exhibit 1 and incorporated by reference.


         B. Organizer/Promoter shall provide to CART's reasonable satisfaction round trip air transportation from the United States of America to United Kingdom for reasonably necessary Team members and CART officials. Each entrant shall be entitled to a maximum number of fifteen (15) coach class round trip tickets. In addition, each full season entrant shall receive two (2) first class round trip tickets


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                  and three (3) business class round trip tickets. CART will be entitled to a maximum of eighty (80) coach class round trip tickets and up to twenty (20) additional coach class round trip tickets for Event officials, and one (1) first class and twenty (20) business class round trip tickets, or such other allocations as the parties may agree.

         C. Organizer/Promoter shall be responsible for all transportation while in United Kingdom for Equipment, all Team members and CART officials relating to the Event, including but not limited to travel to and from the airport, the hotel(s), the track, etc.

         D. The place of embarkation and disembarkation in the United States for the Team members and CART officials shall be New York or Chicago. The place(s) of embarkation and disembarkation in the United States for the Equipment shall be Indianapolis Such air transportation for freight and passenger travel shall be arranged by CART in its sole discretion, at Organizer/Promoter's expense.

         E. The planes used for transportation of Equipment shall be for the exclusive use by CART and its Teams Series suppliers, Official Sponsors and other participants (as mutually agreed between Organizer/Promoter and CART) may be provided with freight cargo space, if such space is available. Organizer/Promoter recognizes that so long as Federal Express shall be the title sponsor of the Series, they shall be the preferred provider of air and ground cargo transportation, so long as their services are provided on a competitive basis. Furthermore, Federal Express shall be provided a reasonable opportunity to match any competitive qualifying written bid.

         F. Organizer/Promoter shall pay, when due, or secure the payment, by means of a bond or other undertaking which shall be at Organizer/Promoter's expense, of any customs duties, import or export duties and sales or use tax or any other governmental fee(s) which at any time are imposed, assessed, levied or charged on or upon Organizer/ Promoter or CART or any Team by the English Customs Service (or other agency) or the U.S. Customs Service in respect of the Equipment for the Event specified in the inventories referred to in Paragraph 2A below and shall provide to CART within forty-five (45) days of the conclusion of the Event a copy of the notice of assessment of duties or taxes issued by the English Customs Service (or other agency) or the U.S. Customs Service in respect thereof.

         G. Organizer/Promoter shall notify and keep the CART Vice President, Logistics informed on a reasonably current basis, as may be specified by CART, of the air transportation arrangements in respect to this Agreement, including, where appropriate, adequate assurances. The parties shall communicate and cooperate so as to minimize the overall expenses involved.


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
         H. Organizer/Promoter shall be responsible at its expense for providing insurance coverage for all Equipment and cargo to an adequate (replacement) value to be mutually agreed between the parties, from the point of packaging and lodging in the United States of America, until same is returned in the United States of America to the respective owners. Ultimate responsibility and the risk of loss in the safe transport of the cargo and Equipment to and from United Kingdom remains under all circumstances with Organizer/Promoter and Organizer/Promoter agrees to indemnify and hold harmless CART, its teams and suppliers against any and all loss resulting from such transportation.


2.       Obligations of CART:

         A. CART shall for each Event give Organizer/Promoter written detailed preliminary inventories of all the Equipment and written notice of the program, dates and other relevant details of the importation of the Equipment at least 45 days prior to the scheduled date of their exportation from the United States of America; if necessary such inventories shall be updated and finalized (but not substantially changed without Organizer/ Promoter's approval), by CART and given to Organizer/Promoter at least seven (7) days prior to the scheduled date of the exportation from the United States of America.

         B. CART shall use its best efforts to ensure that all information to be supplied by CART or any Team or supplier under Paragraph 2A above is true, complete and accurate and does not contain any misleading statements or omissions.

         C. CART shall fully and promptly comply and shall cause each Team or supplier and their respective officers, officials, employees and agents to fully and promptly comply with all directions of the English Customs Service, the U.S. Customs Service, their officers and agents, and Organizer/Promoter and its officers, employees and agents with respect to the importation into United Kingdom, exportation from United Kingdom, exportation from the United States of America, and transportation, storage and holding in United Kingdom of the Equipment.

         D. CART shall be responsible for and ensure that all the Equipment is either exported from United Kingdom by CART and the Teams and suppliers, abandoned free of all expense to United Kingdom or destroyed or expended under the official supervision or the satisfaction of the English Customs Service following the conclusion of each Event within the time limited for same by Organizer/Promoter or the English Customs Service.

         E. CART shall fully reimburse Organizer/Promoter on demand the total of all customs duties, import duties and sales tax imposed, assessed, levied or charged by the English Customs Service in respect of the Equipment if Organizer/Promoter's obligations under Paragraph 1F above arises as a result of CART's failure to comply with the preceding Paragraph 2D.


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3.       Additional travel provisions are included in Exhibit 1 to this
         Schedule. In the event that two Competitions are held in Europe on a back-to-back basis, each entrant shall be allotted 1750 pounds over the normal freight allowance in place at the time of the Event, and the Organizers/Promoters of the Events shall work together in good faith to determine an allocation of travel expenses and liabilities between themselves; provided, however, under no circumstances shall Organizer/Promoter be obligated to incur liability for travel expenses in excess of those that would be incurred hereunder were there no other Competitions, unless Organizer/Promoter obtains an indemnity agreement from a party satisfactory to Organizer/Promoter, or Organizer/Promoter is secured by a letter of credit or another credit arrangement satisfactory to Organizer/Promoter.

ACCOMMODATIONS
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         Organizer/Promoter shall provide to CART's reasonable satisfaction accommodations for reasonably necessary Team members and CART officials up to a maximum of two (2) first class rooms (suites or equivalent) per entrant; up to four (4) single occupancy rooms per entrant; up to seven
         (7) double occupancy rooms per entrant; up to five (5) first class rooms (suites or equivalent) for CART; up to thirty (30) single occupancy rooms for CART; up to forty (40) double occupancy rooms for CART; and up to ten (10) additional double occupancy rooms for CART for additional Event officials. These accommodations shall be reasonably close to the site of the Competitions. These accommodation expenses shall be limited solely to room tariffs up to a maximum of seven (7) nights, provided adequate air transportation is available and except that up to thirty (30) CART employees and officials that CART shall designate shall be accommodated for up to eight (8) nights. Such designated persons shall be accommodated in the same room that they shall occupy throughout their stay. In order to minimize lost work time, Organizer/Promoter shall be responsible to take all reasonable actions to ensure that rooms are available for occupancy at the time the Team members or CART officials are scheduled to arrive in United Kingdom. All applicable accommodation provisions shall be extended as applicable if the race is run on the rain date.


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